                                                                    EXHIBIT 2.10

                                                                [Execution Copy]

================================================================================

                          AGREEMENT AND PLAN OF MERGER

                                  by and among

                            Thermat Acquisition Corp.
                                 (the "Buyer"),

                                       and

                              its sole shareholder,
                          MedSource Technologies, Inc.,
                                  ("MedSource")

                                       and

                       Thermat Precision Technology, Inc.,
                                 (the "Company")

                                       and

                                its shareholders,
                                Thomas J. Roche,
                                 Karl Frank Hens
                       (collectively, the "Shareholders"),

                                  May 15, 2000

================================================================================

                                TABLE OF CONTENTS

                                                                                                                Page
                                                                                                                ----
1.       The Merger...............................................................................................1
         1.1      The Merger......................................................................................1
         1.2      Effect of the Merger............................................................................1
         1.3      Consummation of the Merger......................................................................2
         1.4      Charter; Bylaws; Directors and Officers.........................................................2
         1.5      The Closing.....................................................................................2
         1.6      Further Assurances..............................................................................2
         1.7      Tax Consequences................................................................................2
2.       Conversion of Shares.....................................................................................2
         2.1      Conversion of Shares............................................................................2
         2.2      Stock Options, Warrants, Treasury Shares, Etc...................................................3
         2.3      Surrender and Exchange of Shares; Payment of Merger Consideration...............................3
         2.4      Closing of Stock Transfer Book..................................................................3
3.       Representations and Warranties of the Shareholders and the Company.......................................4
         3.1      Organization....................................................................................4
         3.2      Capitalization..................................................................................4
         3.3      Authorization; Validity of Agreement............................................................4
         3.4      No Violations; Consents and Approvals...........................................................5
         3.5      Financial Statements............................................................................5
         3.6      No Material Adverse Change......................................................................6
         3.7      No Undisclosed Liabilities......................................................................6
         3.8      Litigation; Compliance with Law; Licenses and Permits...........................................6
         3.9      Employee Benefit Plans; ERISA...................................................................7
         3.10     Real Property...................................................................................8
         3.11     Intellectual Property; Computer Software.......................................................10
         3.12     Tangible Personal Property; Capital Budget.....................................................11
         3.13     Material Contracts.............................................................................11
         3.14     Taxes..........................................................................................12
         3.15     Affiliated Party Transactions..................................................................16
         3.16     Environmental Matters..........................................................................16
         3.17     No Brokers.....................................................................................18
         3.18     Receivables....................................................................................18
         3.19     Inventories....................................................................................18
         3.20     Product Claims.................................................................................18
         3.21     Warranties and Returns.........................................................................18
         3.22     Assets Utilized in the Business................................................................19
         3.23     Insurance......................................................................................19
         3.24     Delivery of Documents; Corporate Records.......................................................19
         3.25     Customers, Suppliers and Distributors..........................................................19
         3.26     Labor Matters..................................................................................19
         3.27     Bank Accounts..................................................................................20
         3.28     Directors, Officers and Certain Employees......................................................20

                                Table of Contents
                                -----------------
                                   (continued)

                                                                                                                Page
                                                                                                                ----
         3.29     No Misstatements or Omissions..................................................................20
         3.30     Investment Undertaking.........................................................................20
4.       Representations and Warranties of the Buyer and MedSource...............................................21
         4.1      Organization of the Buyer Group................................................................21
         4.2      Authorization; Validity of Agreement...........................................................21
         4.3      No Violations; Consents and Approvals..........................................................21
         4.4      Litigation.....................................................................................22
         4.5      Compliance with Law; Licenses and Permits......................................................22
         4.6      Capital Structure..............................................................................22
         4.7      Valid Issuance of Shares, Etc..................................................................23
         4.8      Financial Statements...........................................................................23
         4.9      Compliance with Securities Laws................................................................24
         4.10     No Misstatements or Omissions..................................................................24
         4.11     No Material Adverse Change.....................................................................24
         4.12     No Undisclosed Liabilities.....................................................................24
         4.13     Taxes..........................................................................................24
         4.14     Registration Rights............................................................................24
5.       Other Agreements of the Parties.........................................................................25
         5.1      Tax Returns; Taxes.............................................................................25
         5.2      Non-Disclosure of Confidential Information.....................................................26
         5.3      No Solicitation of Employees, Suppliers or Customers...........................................27
         5.4      Non-Competition................................................................................27
         5.5      Other Actions..................................................................................27
         5.6      Required Consents..............................................................................28
         5.7      Stockholders' Agreement and Registration Rights Agreement......................................28
         5.8      Real Property; Equipment and Other Assets......................................................28
         5.9      Employment, Consulting and Non-Competition Agreements..........................................28
         5.10     Interests in Real Property.....................................................................28
         5.11     Deferred Compensation..........................................................................29
         5.12     PCC Airfoils, Inc. Agreement...................................................................29
6.       Closing Deliveries......................................................................................29
         6.1      Deliveries of the Seller Group.................................................................29
         6.2      Deliveries of the Buyer Group..................................................................30
7.       Termination.............................................................................................30
8.       Indemnification.........................................................................................30
         8.1      Survival of Representations and Warranties of the Seller Group.................................30
         8.2      Survival of Representations and Warranties of the, Buyer Group.................................31
         8.3      Indemnification by the Shareholders............................................................31
         8.4      Indemnification by the Buyer Group.............................................................32
         8.5      Indemnification Procedures.....................................................................32
         8.6      Limitations on Indemnification by the Shareholders.............................................33
         8.7      Limitations on Indemification by the Buyer Group...............................................33
9.       Miscellaneous...........................................................................................34

                                Table of Contents
                                -----------------
                                   (continued)

                                                                                                                Page
                                                                                                                ----
         9.1      Transaction Fees and Expenses..................................................................34
         9.2      Notices........................................................................................34
         9.3      Amendment......................................................................................35
         9.4      Waiver.........................................................................................35
         9.5      Governing Law..................................................................................35
         9.6      Jurisdiction...................................................................................35
         9.7      Remedies.......................................................................................35
         9.8      Severability...................................................................................35
         9.9      Further Assurances.............................................................................36
         9.10     Assignment.....................................................................................36
         9.11     Binding Effect.................................................................................36
         9.12     No Third Party Beneficiaries...................................................................36
         9.13     Entire Agreement...............................................................................37
         9.14     Headings.......................................................................................37
         9.15     Counterparts...................................................................................37

Schedules
---------

Schedule 2.3(b)   Payment of Merger Consideration
Schedule 3.2(a)   Rights, Agreements, Interests in Connection with Company Stock
Schedule 3.4(b)   Consents and Approvals
Schedule 3.5(a)   Financial Statements of the Company
Schedule 3.8(a)   Legal Proceedings
Schedule 3.8(b)   Material Violations of Law
Schedule 3.8(c)   Licenses
Schedule 3.9(a)   Employee Benefit Plans
Schedule 3.9(b)   Employee Benefit Plans subject to Title IV of ERISA
Schedule 3.9(c)   Employee Benefit Plans Provisions; Death and Medical Benefits
Schedule 3.10(b)  Leases
Schedule 3.10(c)  Service Contracts
Schedule 3.10(f)  Utilities
Schedule 3.11(a)  Intellectual Property
Schedule 3.12(a)  Liens on Tangible Personal Property
Schedule 3.12(b)  Fixed Assets Ledger
Schedule 3.12(c)  Capital Budget
Schedule 3.13     Material Contracts
Schedule 3.14(a)  Taxes
Schedule 3.14(c)  Tax Returns
Schedule 3.14(d)  Jurisdictions - Tax Proceedings
Schedule 3.19     Inventories
Schedule 3.20     Service and Product Liability Claims
Schedule 3.21     Warranties and Returns Policies; Product Failures or Defects
Schedule 3.22     Liens
Schedule 3.23     Insurance
Schedule 3.25     Customers; Suppliers and Distributors
Schedule 3.27     Bank Accounts
Schedule 3.28     Directors, Officers, Certain Employees
Schedule 4.4      Buyer Group Litigation
Schedule 4.6(c)   Capital Structure of MedSource
Schedule 4.8(a)   Financial Statements of MedSource

Exhibits
--------

Exhibit 1.3       Form of Articles of Merger

                          AGREEMENT AND PLAN OF MERGER

                               Dated May 15, 2000

     The parties to this Agreement and Plan of Merger (this "Agreement") are Thermat Acquisition Corp., a Delaware corporation (the "Buyer"), and its ultimate parent company, MedSource Technologies, Inc., a Delaware corporation ("MedSource"), on the one hand, and Thermat Precision Technology, Inc., a Pennsylvania corporation (the "Company"), Thomas J. Roche ("Roche") and Karl Frank Hens ("Hens"), shareholders of the Company (the "Shareholders"), on the other hand. The Buyer and MedSource are hereinafter referred to collectively as the "Buyer Group" while the Company and the Shareholders are hereinafter referred to collectively as the "Seller Group."

     This Agreement contemplates a transaction in which the Company will merge with and into the Buyer with the result that the Buyer will continue as the surviving corporation and the separate existence of the Company shall cease. As a result of the Merger, upon the Effective Time (each term as hereinafter defined) the outstanding shares of the capital stock of the Company shall be converted into the right to receive an aggregate of 500,000 shares of MedSource Class A common stock, par value $.0l per share ("MedSource Common Stock") and the Cash Consideration (as defined in section 2.3(b)(ii)). The parties hereto intend that this merger transaction be a reorganization under Section 368 of the Code (as hereinafter defined) and intend that this Agreement be a "plan of reorganization" within the meaning of the regulations promulgated under such section of the Code.

     The Board of Directors of the Buyer and the Board of Directors of the Company have each determined that the Merger is in the best interests of their respective shareholders, as the case may be, and have each duly adopted resolutions approving this Agreement and the transactions contemplated hereby. In accordance with the foregoing, the Buyer desires to merge with the Company and the Company desires to merge with and into the Buyer, upon and subject to the terms and conditions set forth below.

     It is therefore agreed as follows:

1.   The Merger.

     1.1 The Merger. Upon the terms and subject to the conditions set forth in
         ----------
this Agreement, upon the Effective Time, and in accordance with the Delaware General Corporation Law (the "DGCL") and the Pennsylvania Business Corporation Law (the "PBCL"), MedSource and the Shareholders shall cause the Company to be merged with and into the Buyer (the "Merger"). Upon the Effective Time, the separate existence of the Company shall cease, and the Buyer shall continue as the surviving corporation (the "Surviving Corporation").

     1.2 Effect of the Merger. The Merger shall have the effects set forth in
         --------------------
Section 259 of the DGCL and Section 1929 of the PBCL. Without limiting the generality of the foregoing, and subject thereto, upon the Effective Time, all the assets, properties, rights, privileges, powers and franchises of the Company shall vest in the Surviving Corporation and all debts, liabilities and duties of the Company shall become the debts, liabilities and duties of the Surviving Corporation.

     1.3 Consummation of the Merger. The Merger shall become effective upon the
         --------------------------
filing with the Secretary of the Commonwealth of Pennsylvania and the Secretary of State of the State of Delaware of a properly executed certificate or articles of merger or ownership and other documents in the form of Exhibit 1.3 (the "Articles of Merger") on the Closing Date (as hereinafter defined). The Merger shall be effective when the Articles of Merger have been filed. The date and time when the Merger is effective is referred to as the "Effective Time."

     1.4 Charter; Bylaws; Directors and Officers. The Certificate of
         ---------------------------------------
Incorporation of the Buyer from and after the Effective Time shall be the Certificate of Incorporation of the Surviving Corporation immediately prior to the Effective Time unless amended pursuant to the Articles of Merger and thereafter amended in accordance with the provisions thereof and as provided by applicable law. The Bylaws of the Buyer from and after the Effective Time shall be the Bylaws of the Surviving Corporation as in effect immediately prior to the Effective Time, The initial directors and officers of the Surviving Corporation on and after the Effective Time shall be the directors and officers, respectively, of the Buyer immediately prior to the Effective Time, in each case until their respective successors are duly elected and qualified.

     1.5 The Closing. The consummation of the Merger and the other transactions
         -----------
contemplated by this Agreement (the "Closing") shall take place at the offices of the Buyer Group's counsel in New York City at 10: 00 a. m., local time, on the date hereof. The date on which the Closing occurs is referred to as the "Closing Date."

     1.6 Further Assurances. On and after the Effective Time, each of the
         ------------------
parties to this Agreement shall from time to time, at the request of any of the other parties, promptly execute such instruments and take such other actions as the requesting party may reasonably request to vest, perform or confirm, of record or otherwise, in the Surviving Corporation, its respective rights, title or interest in, to or under any of the rights, privileges, powers, franchises, properties or assets of the Company, or otherwise to evidence or implement the transactions contemplated by this Agreement.

     1.7 Tax Consequences. It is intended that the Merger shall constitute a
         ----------------
reorganization described in Section 368(a)(l)(A) and 368(a)(2)(D) of the Code, and that this Agreement shall constitute a "plan of reorganization" for the purposes of Section 368 of the Code. The parties shall treat the transactions contemplated hereby consistently with such intention.

2.   Conversion of Shares.

     2.1 Conversion of Shares. By virtue of the Merger and without any action on
         --------------------
the part of the Shareholders, at the Effective Time, all of the outstanding shares of common stock of the Company, $1.00 par value per share (the "Company Shares"), as shown on Schedule 2.3(b), shall be converted into the right to receive (i) the aggregate of 500,000 shares of MedSource Common Stock (the "MedSource Shares") and (ii) the Cash Consideration (as defined in section 2.3(b)).

     2.2 Stock Options, Warrants, Treasury Shares, Etc. At the Effective Time,
         ---------------------------------------------
the Shareholders shall cause each outstanding stock option, warrant or other right to purchase any capital stock of the Company, whether or not then exercisable or vested, to be canceled, and no capital stock of MedSource, cash or other consideration shall be paid or delivered in exchange therefor. Any shares of the Company Common Stock (as defined in Section 3.2(a)) held in the treasury of the Company shall be canceled and retired and no cash, securities or other consideration shall be paid in respect of such shares.

     2.3 Surrender and Exchange of Shares; Payment of Merger Consideration.
         -----------------------------------------------------------------

          (a) At the Effective Time, the Shareholders shall deliver all certificates representing the Company Shares to MedSource, the Shareholders shall be entitled upon such surrender to receive in exchange therefor, without cost to them, the MedSource Shares and the Cash Consideration, and the certificate or certificates so surrendered in exchange for such consideration shall forthwith be canceled by MedSource.

          (b) At the Effective Time, upon the surrender for cancellation of the certificates representing the Common Stock pursuant to section 2.3(a) above, MedSource shall deliver to the Shareholders:

               (i) certificates representing an aggregate of 500,000 MedSource Shares in the relative amounts and to the individuals as set forth on
          Schedule 2.3(b), each registered in the name of such individual evidencing the applicable number of MedSource Shares; and

               (ii) $4,000,000 less the aggregate amount of Institutional Indebtedness (as defined in section 2.3(c)) at the Effective Time (the "Cash Consideration"), allocated as set forth on Schedule 2.3(b). The Cash Consideration shall be paid by delivery of bank or cashier's checks or by wire transfer of immediately available funds to an account or accounts designated in writing, at least three (3) days prior to Closing, by the Shareholders.

          (c) For purposes of this Agreement, "Institutional Indebtedness" on any date shall mean all of the Company's indebtedness on such date commonly referred as such, including without limitation, all revolving credit facilities, term loans and notes and lines of credit or loans due to banks, lending or similar financial institutions or any other individual or other entity (a "Person"), negative book balances and overdrafts, provided that Institutional Indebtedness shall not include debt incurred as a result of the acquisition after December 31, 1999 of a 100 ton injection molding machine.

          (d) At the Closing, the Buyer may, but shall not be required to, repay all of the Institutional Indebtedness. At Closing, Buyer shall cause the personal guarantees of the Shareholders of (i) the Institutional Indebtedness which is not repaid and (ii) the Real Property Lease to be released.

     2.4 Closing of Stock Transfer Book. On and after the date of this Agreement
         ------------------------------
there shall be no transfers on the stock transfer books of the Company of shares of capital stock of the Company that were issued and outstanding immediately prior to the date hereof.

3. Representations and Warranties of the Shareholders and the Company. The Shareholders and the Company, jointly and severally, represent and warrant to the Buyer and MedSource as follows:

     3.1 Organization. The Company is a corporation duly organized, validly
         ------------
existing and in good standing under the laws of the Commonwealth of Pennsylvania and has the requisite corporate power and authority to own, lease and operate its properties and to carry on its business as it is now being conducted. The Company is duly qualified or licensed to do business as a foreign corporation and is in good standing in each jurisdiction in which the nature of the business conducted by it makes such qualification or licensing necessary. The Shareholders have delivered to the Buyer Group true, correct and complete copies of the Company's Articles of Incorporation and Bylaws, as currently in effect.

     3.2 Capitalization.
         --------------

          (a) The authorized capital stock of the Company consists of 100,000 shares of Common Stock of the Company, par value $1.00 per share ("Company Common Stock"), 50,000 of which have the right to vote ("Voting Shares") and 50,000 which do not have the right to vote ("Non-Voting Shares"). 25,000 Voting Shares and no Non-Voting Shares are issued and outstanding, and all of the Company Shares are owned of record and beneficially by the Shareholders in the amounts shown on Schedule 2.3(b), free and clear of all claims, liens, mortgages, encumbrances, pledges, and other security interests of any kind (collectively "Liens"). All of the Company Shares are duly authorized, validly issued, fully paid and nonassessable. Except as set forth on Schedule 3.2(a), there are no (i) options, warrants, calls, preemptive rights, subscriptions or other rights, convertible securities, agreements or commitments of any character obligating now or in the future, the Company or the Shareholders to issue, transfer or sell any shares of capital stock, options, warrants, calls or other equity interest of any kind whatsoever in the Company or securities convertible into or exchangeable for such shares or equity interests, (ii) contractual obligations of the Company to repurchase, redeem or otherwise acquire any capital stock or equity interest of the Company or (iii) voting trusts, proxies or similar agreements to which the Company or any of the Shareholders is a party with respect to the voting of the capital stock of the Company.

          (b) The Company does not own any outstanding shares of capital stock (or other equity interests of entities other than corporations) of any partnership, joint venture, trust, corporation, limited liability company or other entity.

     3.3 Authorization; Validity of Agreement. Each of the Shareholders and the
         ------------------------------------
Company has the requisite capacity or corporate power and authority, as the case may be, to execute, deliver and perform this Agreement and each of the other agreements, instruments, documents and certificates to be executed and delivered by the Company or the Shareholders, as the case may be, pursuant to this Agreement, including but not limited to any item referred to in Article 7 (collectively, with this Agreement, the "Transaction Documents"), to which the Company or the Shareholders, as the case may be, is a party, and to assume and perform its or their obligations hereunder and thereunder, and to consummate the transactions contemplated hereby and thereby. Each of this Agreement and the other Transaction Documents has been duly executed, authorized and delivered by the Company and each Shareholder, as applicable, and is a valid and binding obligation of the Company and each Shareholder, as applicable, enforceable against each of them in accordance with their respective terms.

     3.4 No Violations; Consents and Approvals.
         -------------------------------------

          (a) The execution, delivery and performance of each of this Agreement and the other Transaction Documents by the Company and each Shareholder party hereto and thereto do not, and the consummation by them of the transactions contemplated hereby and thereby will not: (i) violate any provision of the Articles of Incorporation or Bylaws of the Company, (ii) result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, amendment, cancellation or acceleration) under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, guarantee, other evidence of indebtedness, license, lease, option, contract, undertaking, understanding, covenant, agreement or other instrument or document (collectively, a "Contract") to which the Company or any Shareholder is a party or by which any of their respective properties or assets may be bound or otherwise subject except for such items referred to as Required Consents (as defined in section 3.4(b)) set forth on Schedule 3.4(b), or (iii) violate any Law (as defined in section 3.8(b)) applicable to any of the Shareholders or the Company or any of their respective properties or assets.

          (b) No filing or registration with, notification to, or authorization, consent or approval of, any legislative or executive agency or department or other regulatory service, authority or agency or any court, arbitration panel or other tribunal or judicial authority of any foreign, provincial, United States federal, state, county, municipal or other local jurisdiction, political entity, body, organization, subdivision or branch (a "Governmental Entity") or Person (as defined in Section 2.3(c)), is required in connection with the execution, delivery and performance of this Agreement or any of the other Transaction Documents by the Company or any Shareholder or the consummation by the Company or any Shareholder of the transactions contemplated hereby and thereby, except for such consents, approvals, orders, authorizations, notifications, notices, estoppel certificates, releases, registrations, ratifications, declarations, filings, waivers, exemptions or variances (individually, a "Consent" and collectively, "Consents") with respect to any License (as defined in section 3.8(c)) or Law or otherwise as are set forth on Schedule 3.4(b) hereof (the "Required Consents").

     3.5 Financial Statements.
         --------------------

          (a) Attached to Schedule 3.5(a) are the balance sheet of the Company as of March 31, 2000 (the "Latest Balance Sheet"), together with the related statements of income for the three-month period ended March 31, 2000, and the balance sheets of the Company as of December 31, 1999, 1998 and 1997, together with the related statements of income (including the related notes) for the three prior fiscal years then ended (all of the foregoing, the "Financial Statements").

          (b) The Financial Statements, other than the March 31, 2000 financial statements, have been reviewed by Hill, Barth & King, Inc., Certified Public Accountant and the reports of that firm or predecessors to that firm are attached hereto as part of Schedule 3.5(a). The Financial Statements have been derived from, and agree with, the books and records of the Company and fairly present the financial position of the Company as of the respective dates thereof and the results of operations of the Company for the respective periods set forth therein. The Financial Statements have been prepared in accordance with United States generally accepted accounting principles, consistently applied ("GAAP"), as of the dates and for the periods involved, subject, in the case of the Latest Balance Sheet and the related statements of operations for the interim period, to normal fiscal year-end adjustments in the ordinary course (none of which, individually or in the aggregate, will be material to the business or the operations of the Company).

     3.6 No Material Adverse Change. Since the date of the Latest Balance Sheet,
         --------------------------
no event, condition or circumstance has occurred that could, or could be reasonably likely to, have a material adverse effect on the condition (financial or otherwise), business, assets, results of operations or prospects of the Company, other than events, conditions or circumstances solely attributable to general economic conditions (a "Material Adverse Effect").

     3.7 No Undisclosed Liabilities.
         --------------------------

          (a) The Company does not have, and as of the Effective Time will not have, any liabilities (whether accrued, contingent, known, or otherwise) other than those that (i) are set forth or reserved against on the Latest Balance Sheet; or (ii) were incurred since the date of the Latest Balance Sheet in the ordinary course of business, none of which, individually or in the aggregate, is material to the Company's business, operations, condition or prospects.

          (b) The accounts payable of the Company set forth in the Latest Balance Sheet or arising subsequent thereto are the result of bona fide transactions in the ordinary course of business.

          (c) No cash has been distributed to the Shareholders since the Latest Balance Sheet Date other than (i) employment compensation to the Shareholders in annualized amounts not to exceed such payments made or accrued by the Company in the year ended December 31, 1999; (ii) amounts necessary for the Shareholders to pay federal and state income taxes on the pretax income earned during the period ending December 31, 1999 and for the period commencing January 1, 2000 and ending on the day prior to the Closing Date; (iii) amounts due to Affiliates for rental of real property and equipment and royalties paid in connection with Intellectual Property (as defined in Section 3.11(a)) used by the Company in its business, in each case in annualized amounts not to exceed payments made or accrued by the Company in the year ended December 31, 1999; provided, however, that since March 31, 2000, no cash has been distributed to the Shareholders as a result of the receipt of payments from royalties or licenses; and (iv) approximately $317,000 in the Company's accounts on the Closing Date.

     3.8 Litigation; Compliance with Law; Licenses and Permits.
         -----------------------------------------------------

          (a) There is no claim, suit, action, investigation or proceeding (collectively, a "Proceeding") pending, nor is there, to the knowledge of the Company and the Shareholders, any Proceeding threatened, that involves or affects the Company, by or before any Governmental Entity, court, arbitration panel or any other Person.

          (b) The Company has, and on the Closing Date will have complied with all applicable criminal, civil or common laws, statutes, ordinances, orders, codes, rules, regulations, policies, guidance documents, writs, judgments, decrees, injunctions, or agreements of any Governmental Entity (collectively, "Laws"), including but not limited to Laws relating to Taxes (as defined in section 3.14(f)), zoning, building codes, antitrust, occupational safety and health, industrial hygiene, environmental protection, water, ground or air pollution, the generation, handling, treatment, storage or disposal of Hazardous Substances (as defined in section 3.16(k)), consumer product safety, product liability, hiring, wages, hours, employee benefit plans and programs, collective bargaining and the payment of withholding and social security taxes, except for any non-compliance that did not have or will not have a Material Adverse Effect on the Company. Since January 1, 1998, no member of the Seller Group has received any notice of any material violation of any Law except as set forth on Schedule 3.8(b).

          (c) Except as set forth on Schedule 3.8(c), the Company has every license, permit, certification, qualification or franchise issued by any Governmental Entity (each, a "License"), and every Consent by or on behalf of any Person that is not a party to this Agreement, required for it to conduct its business as presently conducted. All such Licenses and Consents are in full force and effect and neither the Company nor any Shareholder has received notice of any pending cancellation or suspension of any thereof nor, to the knowledge of any Shareholder, is any cancellation or suspension thereof threatened, except where the failure to have such License or Consent would not have a Material Adverse Effect on the Company. The applicability and validity of each such License and Consent will not be adversely affected by the consummation of the transactions contemplated by this Agreement.

     3.9 Employee Benefit Plans; ERISA
         -----------------------------

          (a) Schedule 3.9(a) lists each "employee benefit plan" (as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974 ("ERISA")), and all other material employee benefit (including, without limitation, any non-qualified plans), bonus, deferred compensation, incentive, stock option (or other equity-based), severance, change-in control, medical insurance and fringe benefit plans maintained for the benefit of, or contributed to by the Company or any trade or business, whether or not incorporated (an "ERISA Affiliate"), that would be deemed a "single employer" within the meaning of Section 4001 of ERISA, for the benefit of any employee or former employee of the Company (the "Plans"). The Seller Group has heretofore delivered to the Buyer Group, true, correct and complete copies of each of the Plans, including all amendments to date.

          (b) Each of the Plans which are subject to ERISA comply with ERISA and the applicable provisions of the Internal Revenue Code of 1986, as amended (the "Code") and has been administered in accordance with ERISA and, where applicable, the Code. Each of the Plans intended to be "qualified" within the meaning of Code section 401(a) has received a timely determination letter from the Internal Revenue Service that it is so qualified and neither the Shareholders nor the Company knows of any facts or circumstances that would materially adversely affect such qualification. Except as set forth in Schedule 3.9(b), none of the Plans is subject to Title IV of ERISA. No "reportable event," as such term is defined in Section 4043(b) of ERISA, has occurred with respect to any Plan. There are no pending or, to the knowledge of any Shareholder or the Company, threatened claims (other than routine claims for benefits), actions, suits or proceedings by, on behalf of or against any of the Plans or any trusts related thereto.

          (c) Except as set forth on Schedule 3.9(c) or asset forth in the terms of the Plans, no plan provides benefits including, without limitation, death or medical benefits (whether or not insured), with respect to any employees or former employees of the Company beyond their retirement or other termination of service (other than (i) coverage mandated by applicable law, (ii) death benefits or retirement benefits under any "employee pension plan," as that term is defined in Section 3(2) of ERISA, or (iii) benefits the full cost of which is borne by the current or former employee (or his or her beneficiary).

          (d) With respect to each Plan, neither the Company, the Shareholders nor any ERISA Affiliate has engaged in a "prohibited transaction" (as such term is defined in Section 4975 or Section 406 of ERISA) that would subject the Company, or the Buyer Group to any taxes, penalties or other liabilities resulting from prohibited transactions under Code section 4975 or Sections 409 or 502(i) of ERISA.

          (e) The Company has complied with the notice and continuation of coverage requirements of Code section 4980B and the regulations thereunder with respect to each plan that is, or was during any taxable year of the Company for which the statute of limitations on the assessment of federal income taxes remains open, by consent or otherwise, a group health plan within the meaning of
Section 4980B(g) of ERISA.

          (f) No Plan has incurred an "Accumulated Funding Deficiency" (as defined in Section 302(a) of ERISA or Code section 412(a)), whether or not waived.

          (g) Neither the Company, the Shareholders nor any ERISA Affiliate has incurred or would incur a "withdrawal" or "partial withdrawal," as defined in Sections 4203 and 4205 of ERISA, from any Plan that has resulted or would result in a withdrawal liability of the Company or any ERISA Affiliate under such Plan.

     3.10 Real Property.
          -------------

          (a) The Company owns no real property.

          (b) Schedule 3.10(b) contains a true, correct and complete list and summary of all the leases, subleases, licenses and other agreements under which the Company uses or occupies or has the right to use or occupy, now or in the future, any real property (such land, buildings and other improvements being herein called collectively, the "Leased Real Property"). All agreements set forth on Schedule 3.10(b) are hereinafter called collectively, the "Leases." The Seller Group has heretofore delivered to the Buyer Group true and correct copies of all Leases. Each Lease is in full force and effect, all rent and other sums and charges payable thereunder are current, no written notice of default or termination under any Lease has been received or given, no termination event or condition or default which has remained uncured beyond applicable cure periods exists on the part of any party under any Lease, and no event has occurred and no condition exists which, with the giving of notice or the lapse of time or both, would constitute such a default or termination event or condition., Each tenant under the Leases has a valid and enforceable leasehold interest in the Leased Real Property, subject to no Liens which interfere with the operation of the Company's business. No Affiliate (as defined in Section 3.15) of the Company is the owner of, or has any ownership, economic or similar interest in, any lease, sublease, license or other agreement concerning the Leased Real Property except as set forth in Schedule 3.10(b). Except as set forth in Schedule 3.10(b), none of the Leases have been amended, modified, extended, surrendered, terminated or assigned as of the date hereof. Each tenant under the Leases maintains actual and exclusive possession of the Leased Real Property.

          (c) Except as set forth in Schedule 3.10(b), there are no leases, subleases, licenses or other agreements granting to any person other than the Company any right to the possession, use or occupancy of the Leased Real Property and no Person has any rights to acquire, lease, sublease or otherwise occupy the Leased Real Property or any part thereof or to otherwise obtain any interest therein, and there are no outstanding options, rights of first refusal or rights of reverter relating to the Leased Real Property or any interests therein. All of the lands, buildings, structures and other improvements used by the Company in the conduct of its business are included in the Leased Real Property and the Leased Real Property is all the real property utilized or employed by the Company to conduct its business. Except as set forth in Schedule 3.10(c), there are no service or maintenance contracts, management agreements or similar agreements relating to the Leased Real Property. There has been no service, material or other work provided or supplied to the Leased Real Property that has not been paid in full, except as set forth in Schedule 3.10(c). All brokerage commissions, finders fees and all similar charges or fees arising out of or relating to any of the Leases have been paid in full.

          (d) With respect to the Leased Real Property, (i) there is a right of ingress and egress and direct access to public thoroughfares to and from the Leased Real Property and (ii) the Leased Real Property has adequate water supply and sewer service for the present use thereof and all sewer service and water supply facilities required for the present use of the Leased Real Property are properly and fully installed and operating.

          (e) To the knowledge of the Company and the Shareholders, all licenses, permits, franchises, approvals, authorizations and certificates of occupancy (collectively, the "Approvals"), of all Governmental Entities having jurisdiction over the Leased Real Property or from all insurance companies and fire rating and other similar boards and organizations in connection with the construction, use, occupancy and maintenance of the Leased Real Property are in full force and effect in accordance with the respective terms thereof, and none of the Approvals has been amended, assigned, pledged or otherwise transferred. There is no alteration, improvement or change in use of any Leased Real Property caused by the Company that would require any new Approvals or amendment of an existing Approval. The condition and use of the Leased Real Property conforms to each Approval. The Company, the tenant under each of the Leases and the Leased Real Property are in compliance with all Laws including, without limitation, those relating to zoning, building, subdivision and land use restrictions that are applicable to any portion of the Leased Real Property (collectively, "Real Property Laws"), and the Company has not received any notice of violation or claimed violation of any Real Property Law. The Leased Real Property and its continued use, occupancy and operation as currently used, occupied and operated does not constitute a nonconforming use under any Real Property Law and the continued existence, use, occupancy and operation of the Leased Real Property, is not dependent on any special permit, exception, approval or variance.

          (f) To the knowledge of the Seller Group, the based Real Property including, without limitation, all building systems and equipment, all structural components, the roof, the basement, all plumbing, electrical, mechanical, heating, ventilating, air conditioning and sprinkler systems, and all sewer, waste water, storm water, paving and parking equipment, systems and facilities, are fully installed, operating, in good condition and repair and adequate for the conduct of the Company's business as presently conducted, there are no defects in the same that would hinder or impair business or operations of the Company and no extraordinary repair or improvement expense with respect thereto are currently anticipated. Except as set forth on Schedule 3.10(f), the electricity service and all other public or private utilities ("Utilities") serving the Leased Real Property are fully installed and operating, adequate for the conduct of the Company's business as presently conducted, and enter the Leased Real Property through adjoining public streets or through valid easements across adjoining private lands, and all installation, connection and capital recovery charges in connection with the Utilities have been paid in full.

          (g) To the knowledge of the Seller Group, them is no pending, proposed, contemplated or anticipated (i) annexation, condemnation, eminent domain or similar proceeding affecting, or that may affect, all or any portion of the Leased Real Property, (ii) proceeding to change or redefine the zoning classification of all or any portion of the Leased Real Property, (iii) imposition of any special or other assessments against the Leased Real Property for public betterments or otherwise, (iv) special assessments affecting the Leased Real Property or any portion thereof that are or would be payable by the Company or the Tenant under the Leases and could result in a Lien against any of the Leased Real Property, (v) change in any applicable Law relating to the use, occupation or operation of the Leased Real Property, (vi) tax certiorari proceeding with respect to any Leased Real Property, or (vii) changes in road patterns or grades that may adversely affect access to any roads providing means of ingress or egress from the Leased Real Property.

          (h) Neither the Company nor any Shareholder has received notice from any Governmental Entity, insurance company or Board of Fire Underwriters (or organization exercising functions similar thereto) or from any mortgagee requesting the performance of any work or alteration in respect of the Leased Real Property, and there are no outstanding requirements or recommendations from any of the foregoing.

          (i) There has been no damage to any portion of the Leased Real Property caused by fire or other casualty that has not been completely repaired and restored.

          (j) Copies of the current real estate tax bills and current utility bills for the Leased Real Property of the building of which the Leased Real Property is a part have been delivered to the Buyer Group by the Shareholders.

          (k) The Company does not owe any monies to any contractor, subcontractor or materialman for labor or materials performed, rendered or supplied in connection with any Leased Real Property for which such person could claim a lien against any of the Leased Real Property.

          (l) Neither the Company nor any Shareholder has transferred any development rights applicable to the Leased Real Property.

     3.11 Intellectual Property; Computer Software.
          ----------------------------------------

          (a) Schedule 3.1l(a) lists all items of intellectual property including, without limitation, trademarks, trade names, service marks, service names, domain names, uniform resource locators (URLs), keywords, logos, assumed names, copyrights, mask works, patents, know-how and all applications therefor, trade secrets and invention disclosures, that are owned by any Shareholder, the Company or any other Person and used by the Company in the operations of its business, (collectively, "Intellectual Property"), and, except as set forth on Schedule 3.11(a), there are no pending or, to the knowledge of the Shareholders of the Company, threatened claims by any Person relating to the Company's use of any Intellectual Property. Except as set forth on Schedule 3.11(a) or as contained in the agreements listed on Schedule 3.11(a), the Company has such rights of ownership (free and clear of all Liens) of, or such rights by license, lease or other agreement to use (free and clear of all Liens), the Intellectual Property as are necessary to permit the Company to conduct its business and the Company is not obligated to pay any royalty or similar fee to any Person in connection with the Company's use or license of any of the Intellectual Property.

          (b) The Company has such rights of ownership (free and clear of all Liens) of, or such rights by license, lease or other agreement to use (free and clear of all Liens), all computer software programs including, without limitation, application software that are used by the Company and that are material to the conduct of its business as currently conducted, as are necessary to permit the conduct of its business as currently conducted. None of the Company's ownership rights or rights to use any of the computer programs referred to above will be adversely affected by any of the transactions contemplated hereby.

     3.12 Tangible Personal Property; Capital Budget.
          ------------------------------------------

          (a) The Company has good, marketable and valid title to all tangible personal property used in its business or located on its premises free and clear of all Liens, except as set forth on Schedule 3.12(a).

          (b) All material items of machinery, equipment, tooling and other tangible personal property owned or leased by the Company and used in the conduct of its business (other than items of inventory) are listed in the detailed fixed assets ledger of the Company attached to Schedule 3.12(b) (collectively, the "Personal Property"). The Personal Property conforms to all material requirements of applicable Laws. All of the items of machinery and equipment included within the Personal Property are fully operational and operating in the ordinary course of the Company's business, as applicable, are in good operating condition and in a good state of maintenance and repair, ordinary wear and tear excepted, and are adequate for use in the conduct of the Company's business as previously conducted and as reasonably expected to be conducted.

          (c) Schedule 3.12(c) includes a true, correct and complete capital budget for the fiscal year ending December 31, 2000. Except as set forth on
Schedule 3.12(c), no capital expenditures are contemplated by the Company.

     3.13 Material Contracts.
          ------------------

          (a) Schedule 3.13 sets forth a true, complete and correct list of every Contract that: (i) provides for aggregate future payments by the Company or to the Company of more than $25,000 and has an unexpired term exceeding three
(3) months and may not be canceled upon thirty (30) days notice without any liability, penalty or premium (excluding purchase orders and invoices arising in the ordinary course of business); (ii) was entered into by the Company with any of the Shareholders, or an officer, director or significant employee of the Company; (iii) is a collective bargaining or similar agreement; (iv) guarantees or indemnifies or otherwise causes the Company to be liable or otherwise responsible for the obligations or liabilities of another or provides for a charitable contribution by the Company; (v) involves an agreement with any bank, finance company or similar organization; (vi) restricts the Company from engaging in any business or activity anywhere in the world; (vii) is an employment agreement, consulting agreement, independent sales representative agreement or similar arrangement with any employee of the Company; (viii) is a lease of real property; or (ix) is otherwise material to the rights, properties, assets, business or operations of the Company (the foregoing, collectively, "Material Contracts"). The Seller Group has heretofore provided true, complete and correct copies of all Material Contracts to the Buyer.

          (b) Each of the Material Contracts is in full force and effect and there is not now and, to the knowledge of the Company and the Shareholders, there has not been claimed or alleged by any Person with respect to any Material Contract, any existing default, or event that with notice or lapse of time or both would constitute a default or event of default, on the part of the Company, or to the knowledge of the Company and the Shareholders, on the part of any other party thereto and, except as set forth on Schedule 3.4(b), no Consent from, or notice to, any Governmental Entity or other Person is required in order to maintain in full force and effect any of the Material Contracts, other than such Consents that have been obtained and are unconditional and in full force and effect, and such notices that have been duly given and copies of such Consents have been delivered to the Buyer Group.

     3.14 Taxes.
          -----

          (a) Except as set forth in Schedule 3.14(a):

               (1) the Company has elected to be treated as an "S" corporation for federal income Tax purposes at all times since its date of incorporation and such election is effective for each year thereafter up to and including the Closing Date. Schedule 3.14(d) hereto sets forth each other jurisdiction for which the Company has made an "S" election (or similar election), or for which an "S" election (or similar election) is effective, including the date of the election, its effective date, the date of any termination of such election, if any, and the cause of such termination. Except as set forth on Schedule 3.14(d), such election is effective for each year from its effective date up to and including the Closing Date.

               (2) the Company has (A) duly and timely filed or caused to be filed with Tax Authorities each Tax Return that is required to be filed by or on behalf of the Company or that includes or relates to the Company, its income, sales, assets or business, which Tax Return is true, correct and complete,
(B)duly and timely paid in full, caused to be paid in full, all Taxes due and payable on or prior to the Closing Date, and (C) has properly accrued on the books and records of the Company in accordance with generally accepted accounting principles a provision for the payment of all Taxes due or claimed to be due or for which the Company otherwise is or may be liable;

               (3) the Company has not requested an extension of time within which to file any Tax Return in respect of any Tax period which has not since been filed;

               (4) the Company has complied in all respects with all applicable laws relating to the payment, collection or withholding of any Tax, and the remittance thereof to any and all Tax Authorities, including, but not limited to, Code section 3402;

               (5) there is no lien for Taxes upon any asset or property of the Company (except for any statutory lien for any Tax not yet due);

               (6) the Company does not have, and is not expected to have, any liability in respect of any Tax as a transferee or successor of any Person (including, but not limited to, any liability arising under Treas. Reg. Section 1.1502-6), and the Company is not, and never has been, a party to any Tax allocation, Tax indemnification or Tax sharing contract or agreement;

               (7) all Taxes assessed with respect to the Company's income, sales, assets or business, or for which the Company is liable have been paid;

               (8) any assessment, deficiency or adjustment related to or in connection with any Tax for which the Company is liable or with respect to the Company's income, sales, assets or business that is or was required to be reported to any Tax Authority has been so reported, and any additional Taxes owed with respect thereto have been paid;

               (9) there are no pending, proposed, or threatened Tax Proceedings with respect to any Tax, the payment, collection or withholding of any Tax or any Tax Return filed by or on behalf of the Company;

               (10) there are no presently outstanding waivers or extensions or requests for waivers or extensions of the time within which unpaid Tax may be assessed or asserted;

               (11) there is no outstanding subpoena or request for information or documents from any Tax Authority with respect to any Tax for which the Company is or may be liable or with respect to the Company's income, sales, assets or business;

               (12) the Company is not a party to any agreement with any Tax Authority (including, but not limited to, any closing agreement within the meaning of Code section 7121 or any analogous provision of applicable law or any agreement relating to transfer or intercompany pricing) or requested or received a private letter or other ruling from any Tax Authority relating to any Tax for which the Company is or may be liable or with respect to the Company's income, sales, assets or business;

               (13) the Company is not a party to any contract, agreement or other arrangement that could result, alone or in conjunction with any other contract, agreement or other arrangement, in the payment of any amount that would not be deductible by reason of Code section 280G or 404 or any similar provision of applicable law;

               (14) the Company is not a "consenting corporation" within the meaning of Code section 341(f) or any similar provision of applicable law and has not agreed to have Code section 341(f)(2) apply to any disposition of a subsection (f) asset (as such term is defined in Code section 341(f)(4)) owned by the Company;

               (15) the Company does not have any "tax-exempt use property" within the meaning of Code section 168(g) or Code section 168(h) or any similar provision of applicable law with respect to the Company, its income, sales, assets or business;

               (16) none of the assets of the Company is required to be treated as being owned by any other person pursuant to any provision of applicable law, including, but not limited to, the "safe harbor" leasing provisions of Code section 168(f)(8) as in effect prior to the repeal of those "safe harbor" leasing provisions;

               (17) the Company is not, nor has it been, a "United States real property holding corporation" within the meaning of Code section 897(c)(2) at any time during the applicable period referred to in Code section
897(c)(l)(A)(ii);

               (18) no election under Code section 338 or any similar provision of applicable law has been made or required to be made by or with respect to the Company (or a subsidiary, if any, of the Company);

               (19) the Company (i) has not adjusted changed or received any request, demand, or proposal from a Tax Authority to adjust or change any accounting method, (ii) is not required to include in income any adjustment pursuant to Code section 481(a) (or any similar provision of applicable law) by reason of a change in accounting method, and (iii) has neither deferred any income to a period after the Closing Date that has economically accrued or is otherwise attributable to a period prior to the Closing Date nor accelerated any deductions into a period ending on or before the Closing Date that will or may economically accrue after the Closing Date;

               (20) there is no power of attorney in effect relating to any Tax for which the Company is or may be liable or with respect to the Company's income, sales, assets or business;

               (21) no jurisdiction where the Company does not file a Tax Return has made or threatened to make a claim that the Company is required to file a Tax Return for such jurisdiction; and

               (22) Schedule 3.14(a) sets forth a list of all elections currently in effect (or made within the five most recent Tax periods ending on or prior to the Closing Date) with respect to any Tax or Tax Return.

          (b) With respect to the Merger;

               (1) at least fifty percent (50%) of the aggregate value of all Company Common Stock outstanding immediately prior to the Merger is preserved in the Merger within the meaning of Treas. Reg.Section 1.368-1(e) , and neither the Shareholders nor the Company nor any Person related to the Seller Group has redeemed or acquired nor does the Seller Group or any Person related (within the meaning of Treas. Reg.Section 1.368-1(e)(3)) to the Seller Group have any plan or intention to redeem or acquire any Company Common Stock or make an extraordinary distribution (within the meaning of Treas.
Reg.Section 1.38-lT(e)(l)(ii)(A)) with respect to any Company Common Stock;

               (2) the Buyer will acquire at least ninety percent (90%) of the fair market value of the Company's net assets and at least seventy percent (70%) of the fair market value of the Company's gross assets held immediately prior to the Merger (as determined in accordance with Rev. Proc. 77-37, 1977-2 C. B. 568, as amended, modified or supplemented)

(treating, for purposes of this paragraph, any amounts paid by the Company to the Shareholders who received cash or other property in connection with the Merger, Company assets used to pay reorganization expenses, and all redemptions and distributions made by the Company other than regular normal dividends, as assets of the Company held immediately prior to the Merger);

               (3) the liabilities of the Company were incurred by the Company in the ordinary course of its business;

               (4) the Company is not an investment company as defined in Code section 368(a)(2)(F);

               (5) the fair market value of the assets of the Company exceeds the sum of its liabilities, plus the amount of liabilities, if any, to which the assets of the Company are subject;

          (c) Schedule 3.14(c) sets forth a list of all jurisdictions (foreign and domestic) in which any Tax Returns have been filed by or on behalf of the Company, or with respect to the Company's income, assets or business since December 31, 1996 and a description of each such Tax Return and the period for which it was filed.

          (d) Schedule 3.14(d) sets forth a list of all jurisdictions (foreign and domestic) in which state income, franchise and other Tax Returns referred to in clause (a)(2) have been the subject of Tax Proceedings and a description of each such Tax Return and the period for which it was filed.

          (e) The Seller Group has provided to the Buyer Group: (i) a copy of all Tax Returns filed since December 31, 1996, and (ii) all audit reports, closing agreements, letter rulings, or technical advice memoranda relating to any Taxes for which the Company is or may be liable with respect to the Company's income, assets or business.

          (f) For purposes of this Agreement,

               (1) "Tax" means any tax, charge, fee, levy, deficiency or other assessment of whatever kind or nature including, without limitation, any net income, gross income, profits, gross receipts, excise, real or personal property, sales, ad valorem, withholding, social security, retirement, excise, employment, unemployment, minimum, estimated, severance, stamp, property, occupation, environmental, windfall profits, use, service, net worth, payroll, franchise, license, gains, customs, transfer, recording and other tax, duty, fee, assessment or charge of any kind whatsoever, imposed by any Tax Authority, including any liability therefor as a transferee (including without limitation under Code section 6901 or any similar provision of applicable law), as a result of Treas. Reg. Section 1.1502-6 or any similar provision of applicable law, or as a result of any tax sharing or similar agreement, together with any interest, penalties or additions to tax relating thereto.

               (2) "Tax Authority" means any branch, office, department, agency, instrumentality, court, tribunal, officer, employee, designee, representative, or other Person that is acting for, on behalf or as a part of any foreign or domestic government (or any political subdivision thereof) that is engaged in or has any power, duty, responsibility or obligation relating to the legislation, promulgation, interpretation, enforcement, regulation, monitoring, supervision or collection of or any other activity relating to any Tax or Tax Return.

               (3) "Tax Proceeding" means any audit, examination, review, reassessment, litigation or other administrative or judicial proceeding relating to any Tax for which the Company is (or is asserted to be) or may be liable, the collection, payment or withholding of any Tax, or any Tax Return filed by or on behalf of the Company.

               (4) "Tax Return" means any return, election, declaration, report, schedule, information return, document, information, opinion, statement, or any amendment to any of the foregoing (including without limitation any consolidated, combined or unitary return) submitted or required to be submitted to any Tax Authority.

               (5) "Treas. Reg." means any temporary, proposed or final regulation promulgated under the Code.

     3.15 Affiliated Party Transactions. Except for obligations arising under
          -----------------------------
this Agreement, as of the Closing Date neither the Company nor any of its affiliates, nor any Shareholder or any of their respective affiliates or immediate family (collectively, the "Affiliates"), will have, directly or indirectly, any obligation to or cause of action or claim against the Company.

     3.16 Environmental Matters.
          ---------------------

          (a) To the knowledge of the Seller Group, the Company is in compliance with, and its business has been conducted in compliance with, all Environmental Laws (as defined below) and Environmental Permits (as defined below);

          (b) No Site (as defined below) is a treatment, storage or disposal facility, as defined in and regulated under the Resource Conservation and Recovery Act, 42 U.S.C.Section 6901 et seq., is on or ever was listed or is proposed for listing on the National Priorities List pursuant to the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C.Section 9601 et seq., or on any similar state list of sites requiring investigation or cleanup;

          (c) Neither the Shareholders nor the Company has received any notice that remains pending or outstanding with respect to the Company's business or any Site from any Governmental Entity or Person alleging that the Company is not in compliance with any Environmental Law;

          (d) There has been no Release (as defined below) of a Hazardous Substance (as defined below) by the Seller Group at, from, in, to, on or under any Site and, to the knowledge of the Seller Group, no Hazardous Substances are present in, on, about or migrating to or from any Site that could give rise to an Environmental Claim (as defined below) against the Company;

          (e) There are no pending or outstanding corrective actions requested, required or being conducted by any Governmental Entity for the investigation, remediation or cleanup of any Site, and there have been no such corrective actions, whether still pending or otherwise;

          (f) Except as set forth on Schedule 3.8(c), the Company has obtained and holds all necessary material Environmental Permits, and those Environmental Permits will remain in full force and effect after the consummation of the transactions contemplated hereby;

          (g) There are no past or pending, or to the knowledge of the Shareholders or the Company, threatened, Environmental Claims against the Company, and neither the Company nor the Shareholders is aware of any facts or circumstances that could be expected to form the basis for any Environmental Claim against the Company;

          (h) Neither the Company, any entity previously owned by the Company, nor any predecessor of the Company, has transported or arranged for the treatment, storage, handling, disposal, or transportation of any Hazardous Substance to any off-Site location that could result in an Environmental Claim against the Company;

          (i) Except as set forth on Schedule 3.16, at any Site, there are no
(i) underground storage tanks, active or abandoned, (ii) polychlorinated biphenyl containing equipment, (iii) asbestos containing material, or (iv) recognized environmental condition, as defined by ASTM E1527-97; and

          (j) There have been no environmental investigations, studies, audits, tests, reviews or other analyses (which have been reduced to writing) conducted by, on behalf of, or that are in the possession of the Company with respect to any Site or any transportation, handling or disposal of any Hazardous Substance that has not been delivered to the Buyer Group prior to execution of this agreement.

          (k) As used herein, (i) "Environment" means all air, surface water, groundwater, or land, including land surface or subsurface, including all fish, wildlife, biota and all other natural resources; (ii) "Environmental Claim" means any and all administrative or judicial actions, suits, orders, claims, liens, notices, notices of violations, investigations, complaints, requests for information, proceedings or other communications (written or oral), whether criminal or civil, (collectively, "Claims") pursuant to or relating to any applicable Environmental Law by any person (including, but not limited to, any Governmental Entity, Person and citizens' group) based upon, alleging, asserting, or claiming any actual or potential: (A) violation of or liability under any Environmental Law, (B) violation of any Environmental Permit, or (C) liability for investigatory costs, cleanup costs, removal costs, remedial costs, response costs, natural resource damages, property damage, personal injury, fines, or penalties arising out of, based on, resulting from, or related to the presence, Release, or threatened Release into the Environment, of any Hazardous Substances at any location, including, but not limited to, any off-Site location to which Hazardous Substances or materials containing Hazardous Substances were sent for handling, storage, treatment, or disposal; (iii) "Environmental Law" means any and all Laws relating to the protection of health and the Environment, worker health and safety, and/or governing the handling, use, generation, treatment, storage, transportation, disposal, manufacture, distribution, formulation, packaging, labeling, or Release of Hazardous Substances, whether now existing or subsequently amended or enacted, and the state analogies thereto, all as amended or superseded from time to time; and any common law doctrine, including, but not limited to, negligence, nuisance, trespass, personal injury, or property damage related to or arising out of the presence, Release, or exposure to a Hazardous Substance; (iv) "Environmental Permit" means any Licenses or Consents required by any Governmental Entity under or in connection with any Environmental

Law; (v) "Hazardous Substance" means petroleum, petroleum hydrocarbons or petroleum products, petroleum by-products, radioactive materials, asbestos or asbestos-containing materials, gasoline, diesel fuel, pesticides, radon, urea formaldehyde, lead or lead-containing materials, polychlorinated biphenyls; and any other chemicals, materials, substances or wastes in any amount or concentration which are now included in the definition of "hazardous substances," "hazardous materials," "hazardous wastes," "extremely hazardous wastes, " "restricted hazardous wastes," "toxic substances," "toxic pollutants," "pollutants," "regulated substances, " "solid wastes," or "contaminants" or words of similar import, under any Environmental Law; (vi) "Release" means any spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping, or disposing of a Hazardous Substance into the Environment; and (vii) "Site" means any of the real properties currently or previously owned, leased, used or operated by the Company, any predecessors of the Company or any entities previously owned by the Company, including all soil, subsoil, surface waters and groundwater thereat.

     3.17 No Brokers. Neither the Company nor the Shareholders has employed, or
          ----------
otherwise engaged, any broker or finder or incurred any liability for any brokerage or investment banking fees, commissions, finders' fees or other similar fees in connection with the transactions contemplated by this Agreement.

     3.18 Receivables. All accounts receivable of the Company have arisen, and
          -----------
as of the Closing Date will have arisen, from bona fide transactions in the ordinary course of the Company's business consistent with past practice and established in the ordinary course of such Company's business consistent with past practice. Each of the accounts receivable of the Company either has been or will be collected in full, without any set-off, within ninety (90) days after the day on which it first becomes due and payable.

     3.19 Inventories. As reflected on the Financial Statements, the inventories
          -----------
of the Company's business have been valued at the lower of cost (on the first-in, first-out method) or market in accordance with GAAP, consistently applied, and the value of obsolete materials and materials of below standard quality has been written down in accordance with GAAP, consistently applied. Except as reflected in the Latest Balance Sheet referred to in section 3.5, the inventories of the Company's business contain no amount of items not salable or usable within twelve (12) months from the date thereof at normal profit margins consistent with historical sales practices. Except as set forth in Schedule 3.19, the Company is not under any liability or obligation with respect to the return of inventory or merchandise in the possession of wholesalers, distributors, retailers or other customers.

     3.20 Product Claims. No product liability claim is pending, or to the
          --------------
knowledge of the Shareholders or the Company, threatened, against the Company or against any other party with respect to the products of the Company's business.
Schedule 3.20 lists all product liability claims seeking damages in excess of $1,000 asserted against the Company (or in respect of which any member of the Seller Group has received notice) with respect to the products of the Company's business or the Company during the last five (5) years. Claims not listed on
Schedule 3.20 do not aggregate more than $10,000.

     3.21 Warranties and Returns. Schedule 3.21 sets forth a summary of the
          ----------------------
practices and policies followed by the Company with respect to warranties and returns of any products manufactured or sold by it, whether such practices are oral or in writing or are deemed to be legally enforceable. Except as set forth on Schedule 3.21, there is not presently, nor has there been since December 31, 1997, any failure or defect in any product sold by the Company that has required, or that may require, a general recall or replacement campaign or similar action with respect to such product or a reformulation or change of such product, nor has there been any acceptance of returned or defective goods of the Company in excess of $10,000 in the aggregate for all such transactions with respect to products sold by it since December 31, 1997.

     3.22 Assets Utilized in the Business. The assets, properties and rights
          -------------------------------
owned, leased or licensed by the Company and used in connection with the Company's business and that will be owned, leased or licensed by the Company as of the Effective Time, and all the agreements to which any Shareholder or the Company is a party relating to the Company's business, constitute all of the properties, assets and agreements utilized and employed by the Company in connection with the operation and conduct by the Company of its business as presently and as proposed to be conducted. As a result of the Merger, upon the Effective Time the Buyer will obtain good title to all of such assets, properties and rights, free and clear of all Liens, except as set forth on
Schedule 3.22.

     3.23 Insurance. Schedule 3.23 contains a complete and correct list of all
          ---------
policies of insurance of any kind or nature covering the Company, including policies of life, fire, theft, casualty, product liability, workmen's compensation, business interruption, employee fidelity and other casualty and liability insurance, indicating the type of coverage, name of insured, the insurer, the expiration date of each policy, the amount of coverage and whether on an "occurrence" or "claims made" basis. All such policies (i) are with insurance companies that are financially sound and reputable and are in full force and effect, (ii) are sufficient for compliance with all material requirements of law and of all applicable material agreements, and (iii) are valid, outstanding and enforceable policies. Complete and correct copies of such policies have been furnished to the Buyer Group. All such insurance policies or comparable coverage shall be continued in full force and effect through the Closing Date. Since December 31, 1997, the Company has not been denied any insurance coverage which it has requested.

     3.24 Delivery of Documents; Corporate Records. The Seller Group has
          ----------------------------------------
heretofore delivered to the Buyer Group true, correct and complete copies of all documents, instruments, agreements and records referred to in this Article 3 or in the Schedules to this Agreement and copies of the minute and stock record books of the Company. The minute and stock record books of the Company contain true, correct and complete copies of the records of all meetings and consents in lieu of a meeting of the Board of Directors (and all committees thereof) and the shareholders of the Company since the date of its incorporation.

     3.25 Customers, Suppliers and Distributors. Schedule 3.25 sets forth (i)
          -------------------------------------
the ten customers with the highest dollar volume of purchases from the Company during each of those periods indicating the approximate total sales to each of those customers, and (ii) the ten largest suppliers and the ten largest distributors of the Company during each of those periods. Except as set forth on
Schedule 3.25, there has not been any adverse change in the business relationship of the Company with any such customer, supplier or distributor, and neither the Shareholders or the Company is aware of any threatened loss of any such customer, supplier or distributor.

     3.26 Labor Matters. There are no labor strikes, slow-downs or stoppages or
          -------------
other labor troubles pending or, threatened with respect to the employees of the Company, no representation questions exist, there is no collective bargaining agreement binding on the Company and there is no agreement which restricts the Company from relocating or closing any or all of its businesses or operations, there are no grievances asserted that might have an adverse effect upon the Company's business, or the financial condition or prospects of the Company, nor is there pending any arbitration proceeding arising out of or under any labor union agreement; the Company has not experienced any work stoppage during the last five (5) years.

     3.27 Bank Accounts. Schedule 3.27 sets forth the names and locations of all
          -------------
banks, depositories and other financial institutions in which the Company has an account or safe deposit box and the names of all persons authorized to draw thereon or to have access thereto.

     3.28 Directors, Officers and Certain Employees. Schedule 3.28 sets forth a
          -----------------------------------------
complete and correct list of the names, current annual salary, bonus and title, for each director and officer and each other employee of the Company who is a party to an employment agreement with the Company or who received annual compensation during the Company's most recently ended fiscal year, or who is entitled to receive compensation, on an annualized basis, whether or not paid to date, in excess of $50,000. Neither the Company nor any Shareholder is aware of any employee in the Company's senior management who intends to terminate his or her employment relationship with the Company, either as a result of the transactions contemplated hereby or otherwise. The persons identified on
Schedule 3.28 are the Company's only key employees.

     3.29 No Misstatements or Omissions. No representation or warranty by any
          -----------------------------
Shareholder or the Company contained in this Agreement and no statement contained in any certificate, list, Schedule, Exhibit or other instrument specified or referred to in this Agreement, whether heretofore furnished to the Buyer Group or hereafter furnished to the Buyer Group pursuant to this Agreement on the part of any member of the Seller Group contains or will contain any untrue statement of a material fact or omits or will omit any material fact necessary to make the statements contained therein, in light of the circumstances under which they were made, not misleading.

     3.30 Investment Undertaking. The Shareholders confirm that the shares of
          ----------------------
MedSource Common Stock to be issued to them pursuant to this Agreement will be "restricted securities" within the meaning of Rule 144 of the General Rules and Regulations under the Securities Act of 1933 ("Rule 144"). The Shareholders are acquiring such shares for their own account and not with a view to their distribution within the meaning of Section 2(11) of the Securities Act of 1933. The Shareholders understand that such shares issued hereunder may not be disposed of for a period of at least one year (and possibly two years) pursuant to Rule 144, which may not be available at all if MedSource is not in compliance with the requirements of Rule 144. The Shareholders understand that each must bear the economic risk of the investment indefinitely because such shares may not be sold, hypothecated or otherwise disposed of unless subsequently registered under the Securities Act of 1933 and applicable state securities laws or an exemption from registration is available. Each Shareholder is a sophisticated investor who either (i) has such knowledge and experience in financial and business matters such that he is capable of evaluating the merits and risks of this investment in the securities being acquired hereunder, or (ii) has obtained independent professional financial advice sufficient to enable him to evaluate the merits and risks of this investment in the securities being acquired hereunder.

4. Representations and Warranties of the Buyer and MedSource. Each of the Buyer and MedSource, jointly and severally, represents and warrants to the Shareholders and the Company as follows:

     4.1 Organization of the Buyer Group. Each of the Buyer and MedSource is a
         -------------------------------
corporation duly organized, validly existing and in good standing under the laws of the state of Delaware and has the requisite corporate power and authority to carry on its business as now being conducted, except, as to subsidiaries, for those jurisdictions where the failure to be so organized, existing or in good standing individually or in the aggregate would not have a Material Adverse Effect on MedSource. Each of the Buyer and MedSource is duly qualified or licensed to do business and is in good standing (with respect to jurisdictions that recognize such concept) in each jurisdiction in which the nature of its business or the ownership, leasing or operation of its properties makes such qualification or licensing necessary, except for those jurisdictions where the failure to be so qualified or licensed or to be in good standing individually or in the aggregate would not have a Material Adverse Effect on MedSource. The Buyer Group has heretofore delivered to the Seller Group true and correct copies of the Articles of Organization or the Certificate of Incorporation and Bylaws of each of the Buyer and MedSource as currently in effect.

     4.2 Authorization; Validity of Agreement. Each of the Buyer and MedSource
         ------------------------------------
has the requisite corporate power and authority to execute, deliver and perform this Agreement and each other agreement executed or to be executed by each of the Buyer or MedSource pursuant to the terms of this Agreement (collectively, the "Buyer Acquisition Agreements") and to consummate the transactions contemplated hereby and thereby. The execution, delivery and performance by each of the Buyer and MedSource of this Agreement and the other Buyer Acquisition Agreements to which the Buyer or MedSource is a party and the consummation of the transactions contemplated hereby and thereby have been duly and validly authorized by the Board of Directors of the Buyer and MedSource and, where necessary, the shareholders of the Buyer and MedSource, and no other corporate proceedings on the part of the Buyer and MedSource are necessary to authorize the execution, delivery and performance of this Agreement and the other Buyer Acquisition Agreements by the Buyer and MedSource, as the case may be, and the consummation of the transactions contemplated hereby and thereby. Each of this Agreement and each Buyer Acquisition Agreement has been duly executed and delivered by the Buyer and MedSource, as the case may be, and is a valid and binding obligation of the party signatory thereto, enforceable against such party in accordance with its terms.

     4.3 No Violations; Consents and Approvals.
         -------------------------------------

          (a) The execution, delivery and performance of this Agreement and the Buyer Acquisition Agreements by each of the Buyer or MedSource, as the case may be, do not, and the consummation by each of the Buyer and MedSource of the transactions contemplated hereby and thereby will not, (i) violate any provision of the Articles of Organization or Certificate of Incorporation or Bylaws of the Buyer or MedSource, as the case may be, (ii) result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation or acceleration) under, any of the terms, conditions or provisions of any material Contract to which the Buyer or MedSource is a party or by which the Buyer or MedSource or any of their respective properties or assets may be bound or otherwise subject, or (iii) violate any order, writ, judgment, injunction, decree, law, statute, rule or regulation applicable to the Buyer or MedSource or any of their respective properties or assets.

          (b) No filing or registration with, notification to, or authorization, consent or approval of, any Governmental Entity is required in connection with the execution, delivery and performance of this Agreement or the Buyer Acquisition Agreements by each of the Buyer and MedSource, as the case may be, or the consummation by the Buyer or MedSource of the transactions contemplated hereby and thereby.

     4.4 Litigation. Except as set forth on Schedule 4.4, there is no Proceeding
         ----------
pending nor, to the knowledge of the Buyer or MedSource, is there any investigation or Proceeding threatened, that involves or affects the Buyer or MedSource, by or before any Governmental Entity or any other Person that if adversely determined would be reasonably likely to have a Material Adverse Effect on MedSource.

     4.5 Compliance with Law; Licenses and Permits.
         -----------------------------------------

          (a) To the knowledge of the Buyer Group, the Buyer Group has, and on the Closing Date will have, complied with all applicable Laws, including but not limited to Laws relating to Taxes, zoning, building codes, antitrust, occupational safety and health, industrial hygiene, environmental protection, water, ground or air pollution, the generation, handling, treatment, storage or disposal of Hazardous Substances, consumer product safety, product liability, hiring, wages, hours, employee benefit plans and programs, collective bargaining and the payment of withholding and social security taxes, except where the failure to so comply would not be reasonably likely to have a Material Adverse Effect on the Buyer Group, taken as a whole. Since December 31, 1998, neither the Buyer nor MedSource has received any notice of any material violation of any Law, except for such notices relating to violations that would not be reasonably likely to have a Material Adverse Effect on MedSource.

          (b) To the knowledge of the Buyer Group: (i) MedSource has every License, and every Consent by or on behalf of any Person that is not a party to this Agreement, required for it to conduct its business as presently conducted; and (ii) all such Licenses and Consents are in full force and effect and neither the Buyer nor MedSource has received notice of any pending cancellation or suspension of any thereof nor is any cancellation or suspension thereof threatened, except where the failure of any such statement in items (i) or (ii) of this section 4.5(b) to be true relates to a fact or circumstance that would not be reasonably likely to have a Material Adverse Effect on MedSource, taken as a whole. The applicability and validity of each such License and Consent will not be adversely affected by the consummation of the transactions contemplated by this Agreement, except where any inapplicability or invalidity would not be reasonably likely to have a Material Adverse Effect on MedSource.

     4.6 Capital Structure
         -----------------

          (a) The authorized capital stock of MedSource consists of:

               (1) 1,000,000 shares of preferred stock, par value $.0l per share (the "Preferred Stock"), of which 100,000 shares have been designated as Series A (the "Series A Preferred Stock"), 400,000 shares have been designated as Series B (the "Series B Preferred

Stock"), 65,000 shares have been designated as Series Z (the "Series Z Preferred Stock"); 435,000 shares of Preferred Stock remain undesignated; and

               (2) 40,000,000 shares of MedSource Class A Common Stock.

          (b) As of the date hereof, there were outstanding 4,448,000 shares of MedSource Common Stock, 38,340 shares of Series A Preferred Stock, 332,728 shares of Series B Preferred Stock, and 65,000 shares of Series Z Preferred Stock. Also at that date, 175,000 shares of MedSource Common Stock were reserved for issuance pursuant to outstanding options, warrants and other convertible securities.

          (c) All outstanding shares of capital stock of MedSource are, and all shares that may be issued pursuant to securities or rights disclosed on Schedule 4.6(c) will, when issued, be duly authorized, validly issued, fully paid and nonassessable and not subject to preemptive rights, except as may be disclosed on Schedule 4.6(c). Except as set forth in this section 4.6 or in Schedule 4.6(c), MedSource does not have and is not bound by any outstanding subscriptions, options, warrants, calls, commitments, or agreements of any character calling for the purchase or issuance of any equity securities of MedSource or any securities representing the right to purchase or otherwise receive any shares of capital stock of MedSource.

     4.7 Valid Issuance of Shares, Etc. Each of the 500,000 MedSource Shares to
         -----------------------------
be issued in connection with the Merger pursuant to the terms of section 2.3(b) will, upon such issuance, be duly authorized, validly issued, fully paid and non-assessable and owned of record by each respective Shareholder free and clear of all Liens other than Liens that may result from acts of the Shareholders.

     4.8 Financial Statements.
         --------------------

          (a) Attached to Schedule 4.8(a) are the audited consolidated balance sheet of MedSource as of July 3, 1999 (the "Audited Balance Sheet"), together with the related statements of operations for the period commencing on March 30, 1999 and ended July 3,1999, and the unaudited consolidated balance sheet of MedSource as of April 1, 2000 (the "April 1, 2000 Balance Sheet"), together with the related consolidated statements of operations for the period ended April 1, 2000 (all of the foregoing collectively, the "MedSource Financial Statements").

          (b) The Audited Balance Sheet has been audited by Ernst &Young LLP and the reports of that firm are attached hereto as Schedule 4.8(a). That firm is and has been MedSource's only independent auditors for the period covered by the Audited Balance Sheet. The MedSource Financial Statements have been derived from, and agree with, the books and records of MedSource and fairly present the financial position of MedSource as of the respective dates thereof and the results of operations of MedSource for the respective periods set forth therein. The MedSource Financial Statements have been prepared in accordance with GAAP as of the dates and for the periods involved, subject, in the case of the April 1, 2000 Balance Sheet and the related statements of operations for the interim period, to normal fiscal year-end adjustments in the ordinary course (none of which, individually or in the aggregate, will be material).

     4.9 Compliance with Securities Laws. No outstanding share of MedSource
         -------------------------------
capital stock has been, and no shares of MedSource capital stock or other equity securities to be issued as contemplated by this Agreement will be, issued or sold by MedSource in violation of the registration requirements of the federal and applicable state securities laws, except for any violations that would not be reasonably likely to have a material adverse effect on the Buyer taken as a whole, and provided in regard to securities to be issued as contemplated by this Agreement, that the representations and warranties of Section 3.30 are accurate and correct.

     4.10 No Misstatements or Omissions. No representation or warranty by the
          -----------------------------
Buyer or MedSource contained in this Agreement and no statement contained in any certificate, list, Schedule, Exhibit or other instrument specified or referred to in this Agreement, whether heretofore furnished to the Seller Group or hereafter furnished to the Seller Group pursuant to this Agreement on the part of the Buyer or MedSource Group contains or will contain any untrue statement of a material fact or omits or will omit any material fact necessary to make the statements contained therein, in light of the circumstances under which they were made, not misleading.

     4.11 No Material Adverse Change. Since April 1, 2000 (i) no event,
          --------------------------
condition or circumstance has occurred that could, or could be reasonably likely to, have a Material Adverse Effect on the condition (financial or otherwise), business, assets, results of operations or prospects of MedSource, other than events, conditions or circumstances solely attributable to general economic conditions.

     4.12 No Undisclosed Liabilities. MedSource does not have, and as of the
          --------------------------
Effective Time will not have, any liabilities (whether accrued, contingent, known, or otherwise) other than those that (i) are set forth or reserved against on the April 1, 2000 Balance Sheet; or (ii) were incurred since April 1, 2000 in the ordinary course of business, none of which, individually or in the aggregate, is material to MedSource's business, operations, condition or prospects.

     4.13 Taxes. Except as set forth in Schedule 4.13:
          -----

               (1) MedSource has (A) duly and timely filed or caused to be filed with Tax Authorities each Tax Return that is required to be filed by or on behalf of MedSource or that includes or relates to MedSource, its income, sales, assets or business, which Tax Return is true, correct and complete, (B) duly and timely paid in full, caused to be paid in full, all Taxes due and payable on or prior to the Closing Date, and (C) has properly accrued on the books and records of MedSource in accordance with generally accepted accounting principles a provision for the payment of all Taxes due or claimed to be due or for which the Company otherwise is or may be liable;

               (2) MedSource has not requested an extension of time within which to file any Tax Return in respect of any Tax period which has not since been filed;

               (3) MedSource has complied in all respects with all applicable laws relating to the payment, collection or withholding of any Tax, and the remittance thereof to any and all Tax Authorities; and

               (4) There is no lien for Taxes upon any asset or property of MedSource (except for any statutory lien for any Tax not yet due).

     4.14 Registration Rights. The registration rights of the Shareholders
          -------------------
contained in the Registration Rights Agreement are on terms equally as favorable as the registration rights afforded to other issuances of MedSource Common Stock.

5. Other Agreements of the Parties.

     5.1 Tax Returns; Taxes.
         ------------------

          (a) No Shareholder shall take or fail to take any action or permit the Company to take or fail to take any action which could result in the termination of any "S" corporation election (or similar election) of the Company. The Shareholders shall duly file or cause to be filed on a timely basis all Tax Returns of, relating to or which include the Company, its income, assets or business, for all Pre-Closing Periods. Such Tax Returns shall be true, correct and complete, shall be filed on a basis consistent with prior Tax Returns of or relating to the Company, its income, assets or business, and shall not make, amend or terminate any election by the Company (or to which the Company is subject) or change any Tax accounting method, practice or procedure of the Company, without MedSource's prior written consent. The Shareholders shall give MedSource a copy of each such Tax Return for its review with sufficient time for comments and corrections prior to filing. The Shareholders shall cause the Company to timely and properly withhold and collect, pay over and report all Taxes required to be withheld or collected by the Company on or before the Closing Date.

          (b) The Shareholders shall be responsible for and shall timely pay all Taxes, including, without limitation, any Taxes resulting from a Tax Proceeding for which the Company is or may be liable with respect to any Pre-Closing Period. In addition, subject to the provisions of sections 5.1(a) and 9 hereof, the Shareholders shall be entitled to receive all refunds of Taxes with respect to any Pre-Closing Period, to the extent that such Taxes were originally paid by the Shareholders. The Shareholders shall indemnify the Company, the Buyer Group and their respective Affiliates, as the case may be (collectively, the "Taxpayer"), and hold the Taxpayer harmless, from and against any (i) Taxes of the Company with respect to a Pre-Closing Period for which the Taxpayer is or may be liable, (ii) the effect, if any, on the Taxpayer in any period that ends after the Closing Date of an adjustment with respect to a Pre-Closing Period and
(iii) fees and expenses (including, without limitation, reasonable attorneys' fees) incurred by the Buyer Group or their Affiliates in connection therewith or in enforcing its rights or collecting any amounts due hereunder. This indemnity shall apply notwithstanding any investigation made by the Buyer Group in connection with the transactions contemplated by this Agreement or, its receipt, examination, filing of or commenting on any Tax Return, and shall be separate and independent of any other indemnity between the parties hereto. For purposes of this Agreement, "Pre-Closing Period" shall mean any tax period ending on or before the Closing Date.

          (c) The Buyer Group shall promptly forward to the Shareholders a copy of all written communications from any Tax Authority received by the Taxpayer relating to the Company and the Shareholders for any Pre-Closing Period. The Shareholders shall promptly forward to the Buyer Group a copy of all written communications from any Tax Authority received by any Shareholder relating to any Pre-Closing Period for which the Taxpayer is or may be liable.

          (d) After the Closing Date, the Buyer Group and the Seller Group shall each make available to the other, upon reasonable request, all information, records or other documents relating to any Tax relating to the Company and the Shareholders and shall preserve all such information, records or other documents until the date that is six (6) months after the expiration of the statute of limitations applicable to such Tax. In addition, the Buyer Group and the Seller Group shall cooperate with the other upon request in connection with all matters relating to the preparation of any Tax Returns relating to the Company and in connection with any Proceeding referred to in this provision. Any investigation, review, comment or discussion by the Buyer Group related to or in connection with the payment of Taxes, the preparation of Tax Returns or drafts of Tax Returns, the filing of Tax Returns, any Tax Proceeding or any provision of this section 5.1 shall not affect the indemnity provisions of Article 9 or limit the scope of such provisions (including but not limited to section 9.1) in any way, or affect any other representations, warranties or obligations of the Seller Group. Each party shall bear its own costs and expenses in complying with the provisions of this section 5.1(d).

          (e) the Buyer Group and the Seller Group will treat the Merger as a reorganization within the meaning of Code sections 368(a)(l)(A) and 368(a)(2)(D) and will report, disclose, account for and maintain all records relating to the Merger as such;

          (f) neither the Buyer Group nor the Seller Group shall take any position that is inconsistent with the treatment of the Merger as a reorganization within the meaning of Code sections 368(a)(l)(A) and 368(a)(2)(D); and

          (g) neither the Buyer Group nor the Seller Group has taken or shall take any actions either prior to, in connection with or subsequent to the Merger that will prevent the Merger from qualifying as a reorganization within the meaning of Code sections 368(a)(l)(A) and (a)(2)(D).

     5.2 Non-Disclosure of Confidential Information.
         ------------------------------------------

          (a) From and after the date hereof, no member of the Seller Group shall divulge, communicate, use to the detriment of the Buyer Group or for the benefit of any other Person, or misuse in any way, any confidential information or trade secrets relating to the Company or MedSource or their respective Affiliates including, without limitation, personnel information, secret processes, know-how, customer lists or other technical data;

          (b) All information, data and material furnished to the Buyer Group by the Seller Group prior to the date of this Agreement or hereafter furnished to the Buyer Group by the Seller Group is confidential. Except for disclosures which may be necessary to satisfy conditions of this Agreement, the Buyer Group agrees that the Buyer Group will not, and no agent representing the Buyer Group to which such information, data and material may be furnished will, disclose or otherwise make available, at any time, any such information, data or material to any other person whomsoever who does not have a confidential relationship with the Buyer Group; that the Buyer Group and the Seller Group will protect such information, data and material with a high degree of care to prevent the disclosure thereof, and that if, for any reason, the transactions contemplated by this Agreement are not consummated, all information, data and material concerning the Company obtained by the Buyer Group and its representatives, and all copies thereof, will be delivered to the Company.

     5.3 No Solicitation of Employees, Suppliers or Customers. No Shareholder
         ----------------------------------------------------
shall, and no Shareholder shall permit the Company or any Affiliate of either of them to, from and after the Closing Date, and for a period of three years thereafter, directly or indirectly, for itself or on behalf of any other Person, employ, engage or retain any Person who, at any time during the 12-month period preceding the Closing Date, shall have been an employee of the Buyer, or contact any supplier, customer or employee of the Buyer for the purpose of soliciting or diverting any such supplier, customer or employee from the Buyer.

     5.4 Non-Competition.
         ---------------

          (a) Until the second anniversary of the Closing Date, no Shareholder or their respective Affiliates shall, anywhere in North America or Europe, directly or indirectly, alone or in association with any other Person, firm, corporation or other business organization (i) acquire or own in any manner, any interest in any Person that is engaged in any facet of the business of the Company, (ii) engaged in any facet of the business of the Company or compete in any way with the business of the Company, (iii) be employed in any capacity by, serve as an employee of, or consultant or advisor to, or otherwise participate in the management or operation of, any Person that (x) engages in any facet of the business of the Company, or (y) competes with the business of the Company in any way; provided, however, that notwithstanding the foregoing, the Shareholders and their Affiliates (collectively and not individually) may own up to five percent (5%) of the voting securities of any publicly-traded Company, provided, further, however, that notwithstanding the foregoing, nothing in this Section
5.4 shall restrict a right Hens has under that certain License Agreement entered into between MedSource ,and Hens, dated of even date herewith.

          (b) The parties hereto intend that the covenant contained in section 5.4(a) shall be construed as a series of separate covenants, one for each state or country specified. Except for geographic coverage, each such separate covenant shall be deemed identical in terms to the covenant contained in section 5.4(a) above. If, in any judicial proceeding, a court shall refuse to enforce any of the separate covenants deemed included in section 5.4(a) unenforceable covenant shall be deemed reduced in scope or, if necessary, eliminated from these provisions for the purpose of those proceedings to the extent necessary to permit the remaining separate covenants to be enforce.

          (c) Each of the Shareholders acknowledges that the provisions of this section 5.4, and the period of time, geographic area and scope and type of restrictions on its activities set forth herein, are reasonable and necessary for the protection of the Buyer Group and are an essential inducement to the Buyer Group's entering into the Transaction Documents to which it is a party and consummating the transactions contemplated thereby.

     5.5 Other Actions. Each of the parties hereto shall use all reasonable
         -------------
efforts to (i) take, or cause to be taken, all actions, (ii) do, or cause to be done, all things, and (iii) execute and deliver all such documents, instruments and other papers, as in each case may be necessary, proper or advisable under applicable Laws, or reasonably required in order to carry out the terms and provisions of this Agreement and to consummate and make effective the transactions contemplated hereby.

     5.6 Required Consents. The Seller Group shall cause the Company to receive
         -----------------
all Required Consents, as set forth on Schedule 3.4(b) attached hereto. The Required Consents shall be obtained and provided to the Buyer prior to, or as soon as practicable after, the Closing Date. The Shareholders and/or the Company shall promptly provide the Buyer with (i) copies of all filings made with any Governmental Entity or other Person or any other information supplied in connection with this Agreement and the transactions contemplated hereby and (ii) all Consents obtained from any party to any Contract or any Lease and any Approval with respect to the Leased Real Property.

     5.7 Stockholders' Agreement and Registration Rights Agreement. At the
         ---------------------------------------------------------
Closing, each Shareholder shall enter into a stockholders' agreement with MedSource (the "Stockholders' Agreement") and a registration rights agreement (the "Registration Rights Agreement").

     5.8 Real Property; Equipment and Other Assets. At the Closing, the
         -----------------------------------------
Shareholders shall, and the Shareholders shall cause their respective Affiliates and other Persons affiliated with him to, contribute to the Company all assets (including, without limitation, all equipment, intellectual property, real estate or other assets) owned by any of them that are used or usable by the Company. Any consideration received in connection with such transactions shall reduce by the same amount the Cash Consideration.

     5.9 Employment, Consulting and Non-Competition Agreements. At the Closing,
         -----------------------------------------------------
Hens shall enter into an Employment and Non-Competition Agreement with MedSource (the "Hens Employment Agreement"). At the Closing, Roche shall enter into a Consulting Agreement with MedSource (the "Roche Consulting Agreement").

     5.10 Interests in Real Property.
          --------------------------

          (a) On or prior to the Closing Date, the Shareholders and the Company shall cause the Company to obtain the following documents with respect to the transfer of interests in real property:

               (1) terminations of lease (collectively, the "Terminations of Lease") between the Company and the applicable landlords terminating the existing leases with respect to the Leased Real Property.

               (2) leases (collectively, the "New Leases") between the Buyer and the applicable landlords respecting the Leased Real Property.

          (b) At or prior to the Closing, the Seller and Shareholders shall cause each of the landlords under the Leases, and each ground, superior or underlying lessor of the Leased Real Property to execute and deliver a landlord-lender agreement (each, a "Landlord-Lender Agreement" and, collectively, the "Landlord-Lender Agreements") in favor of MedSource's lender and a memorandum of lease in recordable form (the "Memorandum of Lease").

          (c) At or before the Closing, the Shareholders and the Company shall deliver to the Buyer (i) true and complete maintenance records for the Leased Real Property, (ii) a validly issued permanent certificate of occupancy for the Leased Real Property, (iii) all original licenses and permits, authorizations and approvals pertaining to the Leased Real

Property, and (iv) all guarantees and warranties which the Company has received in connection with any work or services performed or equipment installed in the Leased Real Property.

     5.11 Deferred Compensation. After the Closing, the Buyer shall commence
          ---------------------
payments to Thomas J. Roche pursuant to the terms of the Deferred Compensation Agreement.

     5.12 PCC Airfoils, Inc. Agreement. The Seller Group agrees that any
          ----------------------------
technology transferred under the PCC Airfoils, Inc. Agreement referred to in
Schedule 3.11 (a) hereto, or resulting from the efforts under such agreement, will not be used by the Seller Group in the manufacture of ceramic cores for the investment casting industry unless authorized in writing by Sherwood Refractories (an entity referred to in the PCC Airfoils, Inc. Agreement).

6. Closing Deliveries.

     6.1 Deliveries of the Seller Group. At the Closing, the Shareholders shall,
         ------------------------------
and the Shareholders shall cause the Company to deliver the following items to the Buyer Group:

          (a) The Required Consents;

          (b) The opinion of MacDonald Illig Jones & Britton LLP, counsel to the Seller Group.

          (c) A tax, lien and judgment search of the Company showing no items not disclosed in the schedules to this Agreement;

          (d) The Employment, Consulting and Non-Competition Agreements referred to in section 5.9 duly executed by Hens, Roche and any key employees, respectively;

          (e) The Stockholders' Agreement duly executed by the Shareholders;

          (f) The Registration Rights Agreement duly executed by the
Shareholders;

          (g) The Deferred Compensation Agreement duly executed by Roche;

          (h) Stock certificates representing the Company Common Stock, duly endorsed in blank or accompanied by stock transfer powers and with all requisite stock transfer tax stamps attached;

          (i) A certificate duly executed by the Chairman of the Board of Directors of the Company, attesting, with respect to the Company, the resolutions duly and validly adopted by the Board of Directors of the Company evidencing the authorization of its execution and delivery of this Agreement and the other Transaction Documents to which the Company is a party and the consummation of the transactions contemplated hereby and thereby, as to its Articles of Incorporation and Bylaws, and as to the incumbency of each of its executive officers

          (j) A certificate with respect to the Company from the Secretary of the Commonwealth of Pennsylvania attesting as to its valid existence as of a date recent to the Closing Date;

          (k) The Memorandum of Lease duly executed and acknowledged by the applicable landlords;

          (l) The New Leases duly executed by the applicable landlords;

          (m) The Termination of Leases duly executed by the applicable landlords and the Company;

          (n) the Landlord-Lender Agreements, duly executed and acknowledged by the applicable parties.

     6.2 Deliveries of the Buyer Group. At the Closing, Buyer shall and
         -----------------------------
MedSource shall cause the Buyer to deliver the following items to the Seller
Group:

          (a) A certificate of the Secretary of each member of the Buyer Group certifying the resolutions duly and validly adopted by the Buyer Group evidencing the authorization of their execution and delivery of this Agreement and the other Transaction Documents to which the members of the Buyer Group are parties and the consummation of the transactions contemplated hereby and thereby, and the names and signatures of the officers of each member of the Buyer Group authorized to sign this agreement and the other Transaction Documents to be delivered hereunder.

          (b) The opinion of Parker Chapin LLP, counsel to the Buyer Group.

          (c) The Cash Consideration pursuant to section 2.3;

          (d) The MedSource Shares required to be delivered pursuant to sections
2.1 and 2.3(b);

          (e) The Employment, Consulting and Non-Competition Agreements referred to in section 5.9 duly executed by an officer of MedSource;

          (f) The Stockholders' Agreement duly executed by MedSource;

          (g) The Registration Rights Agreement duly executed by MedSource; and

          (h) The Deferred Compensation Agreement.

7. Termination. This Agreement may only be terminated by the mutual agreement of the parties hereto. Upon termination of this Agreement, all obligations of the parties shall terminate except those under sections 5.2 and 8; provided, however, that no such termination shall relieve the Shareholders or the Company of any liability to the Buyer or MedSource, or the Buyer or MedSource of any liability to the Shareholders or the Company, by reason of any breach of or default under this Agreement.

8. Indemnification.

     8.1 Survival of Representations and Warranties of the Seller Group.
         --------------------------------------------------------------
Notwithstanding any right of the Buyer or MedSource to fully investigate the affairs of the Company and the Shareholders and notwithstanding any knowledge of facts determined or determinable by the Buyer or MedSource pursuant to such investigation or right of investigation, the Buyer and MedSource have the right to rely fully upon the representations and warranties of the Shareholders and the Company contained in this Agreement or in any other Transaction Document. All such representations and warranties shall survive the execution and delivery of this Agreement and the Closing hereunder and shall thereafter continue in full force and effect until the second anniversary of the Closing Date, and the Company's and the Shareholders' liability in respect of any breach of any such representation or warranty shall terminate on the second anniversary of the Closing Date, except for liability with respect to which notice shall have been given on or prior to such date to the party against which such claim is asserted pursuant to section
8.5. The foregoing notwithstanding, the representations and warranties contained in sections 3.2, 3.3, 3.14 and 3.16 shall survive the Closing, and the Shareholders' and the Company's liability in respect of any breach thereof shall continue, in the case of sections 3.2 and 3.3, in perpetuity and, in the case of sections 3.14 and 3.16, until the date that is sixty (60) days after the expiration of the statute of limitation applicable to any liability relating thereto which such liability shall remain an obligation of the party against whom such claim is asserted.

     8.2 Survival of Representations and Warranties of the, Buyer Group. The
         --------------------------------------------------------------
Shareholders and the Company have the right to rely fully upon the representations and warranties of the Buyer and MedSource contained in this Agreement or in any other Transaction Document. All such representations and warranties shall survive the execution and delivery of this Agreement and the Closing hereunder and shall thereafter continue in full force and effect until the second anniversary of the Closing Date and the Buyer's and MedSource's liability in respect of any breach of any such representation or warranty shall terminate on the second anniversary of the Closing Date, except for liability with respect to which notice shall have been given on or prior to such date to the party against which such claim is asserted pursuant to section 8.5, which such liability shall remain an obligation of the party against whom such claim is asserted. The foregoing notwithstanding, the representations and warranties contained in sections 4.2 and 4.6 shall survive the Closing, and the MedSource's and the Buyer's liability in respect of any breach thereof shall continue in perpetuity.

     8.3 Indemnification by the Shareholders. The Shareholders shall severally,
         -----------------------------------
but not jointly, indemnify and defend the Buyer and MedSource and each of its respective officers, directors, employees, shareholders, agents, advisors or representatives (each, a "Buyer Indemnitee") against, and hold each Buyer Indemnitee harmless from, any loss, liability, obligation, deficiency, damage, Tax or expense including, without limitation, interest, penalties, reasonable attorneys' and consultants' fees and disbursements (collectively, "Damages"), that any Buyer Indemnitee may suffer or incur based upon, arising out of, relating to or in connection with any of the following (whether or not in connection with any third party claim):

          (a) Any breach of any representation or warranty made by any Shareholder or the Company contained in this Agreement or in any other Transaction Document or in respect of any claim made based upon facts that would constitute any such breach; or

          (b) Any Shareholder's or the Company's failure to perform or to comply with any covenant or condition required to be performed or complied with by the Shareholders or the Company contained in this Agreement or in any other Transaction Document.

     8.4 Indemnification by the Buyer Group. The Buyer and MedSource shall
         ----------------------------------
indemnify and defend the Shareholders and their agents, advisors or representatives (each, a "Shareholder Indemnitee") against, and hold each Shareholder Indemnitee harmless from, any Damages that the Shareholder Indemnitee may suffer or incur arising from, related to or in connection with any of the following:

          (a) Any breach of any representation or warranty made by the Buyer or MedSource contained in this Agreement or in any other Transaction Document or in respect of any claim made based upon facts alleged that would constitute any such breach; or

          (b) The Buyer's or MedSource's failure to perform or to comply with any covenant or condition required to be performed or complied with by the Buyer Group contained in this Agreement or in any other Transaction Document.

     8.5 Indemnification Procedures.
         --------------------------

          (a) Promptly after notice to an indemnified party of any claim or the commencement of any Proceeding, including any Proceeding by a third party, involving any Damages referred to in sections 8.3 or 8.4, such indemnified party shall, if a claim for indemnification in respect thereof is to be made against an indemnifying party pursuant to this Article 8, give written notice to the latter of the commencement of such claim or Proceeding, setting forth in reasonable detail the nature thereof and the basis upon which such party seeks indemnification hereunder; provided, however, that the failure of any indemnified party to give such notice shall not relieve the indemnifying party of its obligations under such section, except to the extent that the indemnifying party is actually prejudiced by the failure to give such notice.

          (b) In the case of any such Proceeding by a third party against an indemnified party, the indemnifying party shall, upon notice as provided above, assume the defense thereof, with counsel reasonably satisfactory to the indemnified party, and, after notice from the indemnifying party to the indemnified party of its assumption of the defense thereof, the indemnifying party shall not be liable to such indemnified party for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense thereof (but the indemnified party shall have the right, but not the obligation, to participate at its own cost and expense in such defense by counsel of its own choice) or for any amounts paid or foregone by the indemnified party as a result of the settlement or compromise thereof (without the written consent of the indemnifying party). Anything in this section 8.5(b) notwithstanding, if both the indemnifying party and the indemnified party are named as parties or subject to such Proceeding and either such party determines with advice of counsel that there may be one or more legal defenses available to it that are different from or additional to those available to the other party or that a material conflict of interest between such parties may exist in respect of such Proceeding, then the indemnifying party may decline to assume the defense on behalf of the indemnified party or the indemnified party may retain the defense on its own behalf, and, in either such case, after notice to such effect is duly given hereunder to the other party, the indemnifying party shall be relieved of its obligation to assume the defense on behalf of the indemnified party, but shall be required to pay any legal or other expenses including, without limitation, reasonable attorneys' fees and disbursements, incurred by the indemnified party in such defense.

          (c) If the indemnifying party assumes the defense of any such Proceeding, the indemnified party shall cooperate fully with the indemnifying party and shall appear and give testimony, produce documents and other tangible evidence, allow the indemnifying party access to the books and records of the indemnified party and otherwise assist the indemnifying party in conducting such defense. No indemnifying party shall, without the consent of the indemnified party, consent to entry of any judgment or enter into any settlement or compromise which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect of such claim or Proceeding. Provided that proper notice is duly given, if the indemnifying party shall fail promptly and diligently to assume the defense thereof, then the indemnified party may respond to, contest and defend against such Proceeding (but the indemnifying party shall have the right to participate at its own cost and expense in such defense by counsel of its own choice) and may make in good faith any compromise or settlement with respect thereto, and recover from the indemnifying party the entire cost and expense thereof including, without limitation, reasonable attorneys' fees and disbursements and all amounts paid or foregone as a result of such Proceeding, or the settlement or compromise thereof. The indemnification required hereunder shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as and when bills or invoices are received or loss, liability, obligation, damage or expense is actually suffered or incurred.

     8.6 Limitations on Indemnification by the Shareholders. The Shareholders
         --------------------------------------------------
shall have several, but not joint, indemnification obligations pursuant to section 8.3(a) respecting Damages that result from breaches of representations or warranties set forth in this Agreement (other than the representations and warranties contained in sections 3.2(a), 3.3,3.14, and 3.16 for which there is no limitation) only if and only to the extent that the aggregate of all Damages resulting from such breaches shall exceed $100,000. Anything herein to the contrary notwithstanding, the Shareholders shall have no liability with respect to Damages that result from breaches of representations or warranties set forth in this Agreement (other than the representations and warranties contained in sections 3.2(a), 3.3, 3.14, and 3.16 for which there is no limitation) for and to the extent that the aggregate amount of such Damages exceeds $4,000,000. All indemnities by the Shareholders under this Article 8 may be satisfied either in cash or, at the option of each Shareholder, by the payment of one-half of the indemnification liability in cash and one-half of the indemnification liability by the surrender of a number of MedSource Shares with a value equal to such liability. It is the intent of the parties that any amounts paid under this
Article VIII shall represent an adjustment of the purchase price and the parties will report such payments consistent with such intent.

     8.7 Limitations on Indemnification by the Buyer Group. The Buyer and
         -------------------------------------------------
MedSource shall have indemnification obligations pursuant to section 8.4(a) respecting Damages that result from breaches of representations or warranties set forth in this Agreement only if and only to the extent that the aggregate of all Damages resulting from such breaches shall exceed $100,000. Anything herein to the contrary notwithstanding, the Buyer and MedSource shall have no liability with respect to Damages that result from breaches of representations or warranties set forth in this Agreement, for and to the extent that the aggregate amount of such Damages exceeds $4,000,000.

9. Miscellaneous

     9.1 Transaction Fees and Expenses. Each party hereto shall bear such costs,
         -----------------------------
fees and expenses as may be incurred by it in connection with this Agreement and the transactions contemplated hereby.

     9.2 Notices. Any notice, demand, request or other communication which is
         -------
required, called for or contemplated to be given or made hereunder to or upon any party hereto shall be deemed to have been duly given or made for all purposes if (a) in writing and sent by (i) messenger or a recognized national overnight courier service for next day delivery with receipt therefor, or (ii) certified or registered mail, postage paid, return receipt requested, or (b) sent by facsimile transmission with a written copy thereof sent on the same day by postage paid first-class mail, or (c) by personal delivery to such party at the following address:

               if to the Buyer Group, to:

               MedSource Technologies, Inc.
               110 Cheshire Lane, Suite 100
               Minneapolis, Minnesota 55305
               Attention: Richard J. Effress
               Facsimile No.: (612) 807-1235

               with a copy to:

               Parker Chapin LLP
               The Chrysler Building
               405 Lexington Avenue
               New York, New York 10174
               Attention: Edward R. Mandell
               Facsimile No.: (212) 704-6160

               if to the Seller Group, to:

               Karl F. Hens
               34 West Smith Street
               Corry, PA 16407

               and

               Thomas J. Roche
               714 North Center Street
               Corry, PA 16407

               with a copy to:

               MacDonald Illig Jones & Britton LLP
               100 State Street, Suite 700
               Erie, PA 16507-1498

               Attention: James E. Spoden
               Facsimile No.: (814)-454-4647

or such other address as either party hereto may at any time, or from time to time, direct by notice given to the other party in accordance with this section. The date of giving or making of any such notice or demand shall be, in the case of clause (a)(i), the date of the receipt, in the case of clause (a)(ii), five
(5) business days after such notice or demand is sent, and, in the case of clause (b), the business day next following the date such notice or demand is sent.

     9.3 Amendment. Except as otherwise provided herein, no amendment of this
         ---------
Agreement shall be valid or effective unless in writing and signed by or on behalf of the party against whom the same is sought to be enforced.

     9.4 Waiver. No course of dealing of any party hereto, no omission, failure
         ------
or delay on the part of any party hereto in asserting or exercising any right hereunder, and no partial or single exercise of any right hereunder by any party hereto shall constitute or operate as a waiver of any such right or any other right hereunder. No waiver of any provision hereof shall be effective unless in writing and signed by or on behalf of the party to be charged therewith. No waiver of any provision hereof shall be deemed or construed as a continuing waiver, as a waiver in respect of any other or subsequent breach or default of such provision, or as a waiver of any other provision hereof unless expressly so stated in writing and signed by or on behalf of the party to be charged therewith.

     9.5 Governing Law. This Agreement shall be governed by, and interpreted and
         -------------
enforced in accordance with, the laws of the state of Delaware.

     9.6 Jurisdiction. Each of the parties hereto hereby irrevocably consents
         ------------
and submits to the jurisdictions of the United States District Courts of either the State of New York or the Commonwealth of Pennsylvania in connection with any Proceeding arising out of or relating to this Agreement or the transactions contemplated hereby, waives any objection to venue in such Districts (unless such court lacks jurisdiction with respect to such Proceeding, in which case, each of the parties hereto irrevocably consents to the jurisdiction of the courts of the State of New York or the Commonwealth of Pennsylvania in connection with such Proceeding and waives any objection to venue in either the State of New York or the Commonwealth of Pennsylvania, and agrees that service of any summons, complaint, notice or other process relating to such Proceeding may be effected in the manner provided by clause (a) of section 9.2.

     9.7 Remedies. In the event of any actual or prospective breach or default
         --------
by any party hereto, the other parties shall be entitled to equitable relief, including remedies in the nature of injunction and specific performance. All remedies hereunder are cumulative and not exclusive. Nothing contained herein and no election of any particular remedy shall be deemed to prohibit or limit any party from pursuing, or be deemed a waiver of the right to pursue, any other remedy or relief available now or hereafter existing at law or in equity (whether by statute or otherwise) for such actual or prospective breach or default, including the recovery of damages.

     9.8 Severability. The provisions hereof are severable and if any provision
         ------------
of this Agreement shall be determined to be legally invalid, inoperative or unenforceable in any respect by a court of competent jurisdiction, then the remaining provisions hereof shall not be affected, but shall, subject to the discretion of such court, remain in full force and effect, and any such invalid, inoperative or unenforceable provision shall be deemed, without any further action on the part of the parties hereto, amended and limited to the extent necessary to render such provision valid, operative and enforceable.

     9.9 Further Assurances. Each party hereto covenants and agrees promptly to
         ------------------
execute, deliver, file or record such agreements, instruments, certificates and other documents and to perform such other and further acts as the other party hereto may reasonably request or as may otherwise be necessary or proper to consummate and perfect the transactions contemplated hereby.

     9.10 Assignment.
          ----------

          (a) This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto, their heirs and their respective successors and permitted assignees. Neither the Buyer or MedSource nor the Shareholders may assign any of their obligations hereunder without the consent of the other party. Except for the permitted assignees, neither party shall have the right to assign any rights or delegate any duties hereunder without the consent of the other party. Permitted assignees of the rights hereunder of the Buyer or MedSource shall include any Person controlling, controlled by or under common control of the Buyer or MedSource. Permitted assignees of the Shareholders' rights hereunder shall include any Affiliate.

          (b) Notwithstanding the foregoing, the Buyer Group (including each subsequent assignee of the Buyer Group) shall have the right to assign any or all of its rights and obligations hereunder to any other Person who acquires all or substantially all of the assets and business of the Buyer Group (or a subsequent assignee of the Buyer Group); provided that the assignor shall not be released from any of its obligations hereunder by reason of any such assignment.

          (c) Notwithstanding any provision of this Agreement to the contrary, each Shareholder hereby acknowledges and agrees that all of the covenants, representations, warranties and indemnities of the Shareholders under this Agreement, and under any other agreement or instrument contemplated hereby to which any Shareholder is a party may be collaterally assigned to any and all lenders to the Buyer Group or any of their Affiliates, any and all of whom may enforce their rights and remedies in connection with any such collateral assignment or realization thereon to the extent provided in the applicable security agreements and other debt instruments or at law or in equity.

     9.11 Binding Effect. This Agreement shall be binding upon and inure to the
          --------------
benefit of the parties hereto and their respective legal representatives, successors and permitted assigns.

     9.12 No Third Party Beneficiaries. Nothing contained in this Agreement,
          ----------------------------
whether express or implied, is intended, or shall be deemed, to create or confer any right, interest or remedy for the benefit of any Person other than as otherwise provided in this Agreement.

     9.13 Entire Agreement. This Agreement (including all the schedules and
          ----------------
exhibits hereto), together with the Exhibits, Schedules, certificates and other documentation referred to herein or required to be delivered pursuant to the terms hereof, contains the terms of the entire agreement among the parties with respect to the subject matter hereof and supersedes any and all prior agreements, commitments, understandings, discussions, negotiations or arrangements of any nature relating thereto.

     9.14 Headings. The headings contained in this Agreement are included for
          --------
convenience and reference purposes only and shall be given no effect in the construction or interpretation of this Agreement.

     9.15 Counterparts. This Agreement may be executed in any number of
          ------------
counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

                                              THERMAT ACQUISITION CORP.


                                              By:/s/ Richard J.Effress
                                                 -------------------------------
                                                     Name: Richard J. Effress
                                                     Title: Chairman


                                              MEDSOURCE TECHNOLOGIES, INC.


                                              By:/s/ Richard J.Effress
                                                 -------------------------------
                                                   Name: Richard J. Effress
                                                   Title: Chairman


                                              THERMAT PRECISION TECHNOLOGY, INC.


                                              By:/s/
                                                 -------------------------------
                                                  Name:
                                                  Title:


                                              /s/ Thomas Roche
                                              ----------------------------------
                                              Thomas J. Roche


                                              /s/ Karl Frank Hens
                                              ----------------------------------
                                              Karl Frank Hens